Exhibit 10 (A)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated February 27, 1997 between Summit Bancorp., a New Jersey business corporation ("Summit"), and Collective Bancorp., Inc., a Delaware business corporation ("Collective").

                              W I T N E S S E T H :

         WHEREAS, the respective boards of directors of Summit and Collective deem it advisable and in the best interests of their respective shareholders to merge Collective into Summit ("Merger") pursuant to the laws of the States of New Jersey and Delaware and this Agreement and Plan of Merger ("Agreement");

         WHEREAS, the Board of Directors of Summit and Collective have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

         WHEREAS, to effectuate the Merger, the parties hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ( "Code");

         WHEREAS, Summit and Collective intend on the day after the date of this Agreement and in consideration of this Agreement to enter into the Stock Option Agreement ("Option Agreement") attached hereto as Exhibit A; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain other terms and conditions of the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreement, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I.

                               GENERAL PROVISIONS

         Section 1.01.     The Merger.

         (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined at Section 1.06), Collective shall be merged with and into Summit pursuant



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to and in accordance  with the provisions  of, and with the effect  provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") and the Delaware General Corporation Law, as amended ("Delaware Law") (Summit as the surviving corporation being hereinafter sometimes referred to as the "Surviving Corporation").

         Section 1.02. Capital Stock of Summit. All shares of the capital stock of Summit issued or issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain issued or issued and outstanding, as the case may be, immediately thereafter.

         Section 1.03.     Terms of Conversion of Collective Capital Stock.

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Collective:

         (1) All shares of the Common Stock, par value $.01 per share, of Collective ("Collective Stock") which immediately prior to the Effective Time are owned beneficially by Summit or a subsidiary of Summit (other than Collective Stock held as a result of debts previously contracted), if any, are held in the treasury of Collective, if any, or owned beneficially by Collective or a subsidiary of Collective (other than Collective Stock held as a result of debts previously contracted) shall be canceled and retired and no cash, securities or other consideration shall be payable or paid or delivered under this Agreement in exchange for such Collective Stock; and

         (2) Subject to Section 1.03(a)(1), outstanding shares of Collective Stock held as of the Effective Time by each
                  Collective Shareholder (as defined at Section 1.07(c) below) shall be converted in accordance with the New Jersey Act and the Delaware Law into the right to receive whole shares of the Common Stock, par value $1.20 per share, of Summit ("Summit Stock") and cash in lieu of fractional shares of Summit Stock as follows: the aggregate number of shares of Collective Stock held by each Collective Shareholder shall be multiplied by the Exchange Ratio and (i) the number of whole shares of Summit Stock an Collective Shareholder shall become entitled to receive pursuant to this Section 1.03(a)(2) shall equal the whole number resulting from the foregoing multiplication, and
                  (ii) the cash in lieu of a fractional share of Summit Stock ("Cash In Lieu Amount") an Collective Shareholder shall become entitled to receive pursuant to this Section 1.03(a)(2) shall equal the product obtained by multiplying the fraction, if any, which results from the foregoing multiplication by the closing price of one share of Summit Stock on the New York Stock Exchange- Composite Transactions List on the last trading day ending prior to the Effective Time. (The shares of Summit Stock issuable in accordance with this Section 1.03(a)(2) are sometimes referred to herein as the "Shares"). (The Shares and any Cash In Lieu Amounts payable in the Merger are sometimes collectively referred to herein as the "Merger Consideration").

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         (b) In the event that,  from the date hereof to the Effective Time, the outstanding Summit Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occur other like changes in the outstanding shares of Summit Stock, the Exchange Ratio and, if necessary, the form and amount of Summit capital stock issuable in the Merger in exchange for Collective Stock shall be appropriately adjusted so that Collective Shareholders who become entitled to receive Summit Stock pursuant to the provisions hereof shall be entitled to receive such number of whole shares of Summit Stock or other stock (and Cash In Lieu Amount, if any) as they would have received if the Effective Time had occurred prior to the happening of such event.

         (c)      The "Exchange Ratio" is hereby defined to be .895.

         Section 1.04. Reservation of Summit Stock; Issuance of Shares Pursuant to the Merger. Summit shall reserve and make available for issuance to holders of Collective Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of Summit Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights). Upon the terms and subject to the conditions of this Agreement, particularly Sections
1.03 and 1.07, Summit shall issue the Shares upon the effectiveness of the Merger to Collective Shareholders.

         Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time, Summit shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to Collective, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger and subject to Sections 1.03 and 1.07, certificates representing whole shares of Summit Stock ("Summit Certificates") and Cash In Lieu Amounts for certificates representing shares of Collective Stock ("Collective Certificates") and Summit shall deliver to the Exchange Agent sufficient Summit Certificates and cash as shall be required to satisfy Summit's obligations to Collective Shareholders under Section 1.07(c), prior to the time such obligations arise.

         Section 1.06. Effective Time. The Merger shall be effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger of Summit and Collective required by this Agreement to be filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-4.1 of the New Jersey Act ("NJ Certificate"), or, if filed later than the effective hour and date set forth in the NJ Certificate, the date the Certificate of Merger required by this Agreement to be filed with the Secretary of State of the State of Delaware ("Delaware Certificate") is filed in accordance with Section 252 of the Delaware Law. (The NJ Certificate and the Delaware Certificate are collectively referred to herein as the "Certificates of Merger"). Summit shall file the Certificates of Merger as promptly as practicable following the Closing (as defined at Section 9.01) but in no event later than one business day following the date the Closing shall occur.

         Section 1.07.     Exchange of Collective Certificates.

         (a) After the Effective Time and subject to Section 1.07(c) below, each Collective Shareholder (except as provided otherwise in Section 1.03(a)(1) above), upon surrender to the Exchange Agent of all Collective Certificates registered to the Collective Shareholder, shall be entitled to receive in exchange therefor a Summit Certificate representing the number of whole shares of Summit Stock such Collective Shareholder becomes entitled to receive pursuant to Section 1.03(a)(2) and the Cash In Lieu Amount, payable by check, such Collective Shareholder may become entitled to receive pursuant to Section 1.03(a)(2). Until so surrendered, outstanding Collective Certificates held by each Collective Shareholder, other than certificates for Collective Stock governed by Section 1.03(a)(1), shall be deemed for all purposes (other than as provided below with respect to unsurrendered Collective Certificates and Summit's right to refuse payment of dividends or other distributions, if any, in respect of Summit Stock) to represent only the right to receive the number of whole shares of Summit Stock and the Cash In Lieu Amount, if any, determined in accordance with Section 1.03(a)(2). Until so surrendered, Summit may, at its option, refuse to pay to the holders of the unsurrendered Collective Certificates dividends or other distributions, if any, payable to holders of Summit Stock; provided, however, that upon the surrender and exchange of Collective Certificates following a dividend or other distribution by Summit there shall be paid to such Collective Shareholders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

         (b) Holders of Collective Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Collective.

         (c) As promptly as practicable, but in no event more than 7 days, after the Exchange Agent receives an accurate and complete list of all holders of record of outstanding Collective Stock as of the Effective Time ("Collective Shareholders") (including the address and social security number of and the number of shares of Collective Stock held by each Collective Shareholder) from Collective ("Final Shareholder List"), Summit shall cause the Exchange Agent to send to each Collective Shareholder instructions and transmittal materials for use in surrendering and exchanging Collective Certificates for the Merger Consideration. If Collective Certificates are properly presented to the Exchange Agent (with proper presentation including satisfaction of all requirements of the letter of transmittal), Summit shall as soon as practicable, but in no event more than 7 days, after the later to occur of such presentment or the receipt by the Exchange Agent of an accurate and complete Final Shareholder List from Collective cause the Exchange Agent to cancel and exchange Collective Certificates for Summit Certificates and Cash In Lieu Amounts, if any; provided, however, that if the Exchange Agent, in order to satisfy its obligations under the Code with respect to the reporting of dividend income to former shareholders of Collective, must suspend the exchange process provided for in the second sentence of this Section 1.07(c) in order to preserve and report the required reporting information, the 7-day exchange requirement shall be extended 5 business days for exchanges being processed by the Exchange Agent at the commencement of, or which are received during, the period of the suspension.

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         (d) At and after the Effective  Time there shall be no transfers on the stock transfer books of Collective of the shares of Collective Stock which were outstanding immediately prior to the Effective Time.

         Section 1.08. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of Summit in effect immediately prior to the Effective Time shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is deemed by law to be affected by the Certificate of Merger. The By-Laws of Summit in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

         Section 1.09. Board of Directors and Officers. The Board of Directors of the Surviving Corporation shall consist of (i) the members of the Board of Directors of Summit at the Effective Time, (ii) Thomas H. Hamilton, Chairman and Chief Executive Officer of Collective, provided he is still serving as such at the Effective Time and is available for service, who, subject to the foregoing proviso, shall be designated to serve as a member of that class of Summit directors with a term of office expiring at the 2000 Annual Meeting of the Shareholders of Summit, and (iii) one other person chosen by the Board of Directors of Summit from among those persons serving as Collective directors on the date hereof and who continue to serve as Collective directors through the Effective Time, who shall be designated to serve as a member of that class of Summit directors with a term of office expiring at the 1999 Annual Meeting of the Shareholders of Summit,. The officers of the Surviving Corporation shall consist of the officers of Summit at the Effective Time. Such directors and officers shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of Summit, or otherwise as provided by law or until their earlier deaths, resignation or removal.

         Section 1.10.     Collective Stock Options.

         (a) At the  Effective  Time,  each  Collective  Option  (as  defined in
Section 1.10(b) below) shall be deemed to constitute, and shall automatically be converted in accordance with the Exchange Ratio into, options to purchase Summit Stock ("Summit Options") and each Summit Option shall be administered in accordance with the terms and conditions provided for in the Collective Option Plan under which the corresponding Collective Option was granted and the stock option agreement by which it was evidenced, including terms and provisions regarding exercisability. The number of shares of Summit Stock which may be purchased upon exercise of a particular Summit Option shall be the number of shares of Summit Stock which would have been issued in the Merger if the shares of Collective Stock purchasable upon exercise of the corresponding Collective Option were issued and outstanding immediately prior to the Effective Time; provided, however, that the number of shares of Summit Stock that may be purchased upon exercise of a Summit Option shall not include any fractional share interest but shall be rounded down to the next lower full share. The exercise price per share of Summit Stock purchasable upon exercise of a Summit Option shall equal the exercise price per share of Collective Stock as set forth in the corresponding Collective Option so converted divided by the Exchange Ratio (subject to any adjustments provided for in this Agreement),

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rounded to the fourth decimal place.  Within 30 days after the receipt by Summit of an accurate and complete list of all holders of Collective Options (including the address and social security number of each such holder and a description of the Collective Options held by such holder specifying, at a minimum, the plan under which issued, type (incentive or nonqualified), grant date, expiration date, exercise price and the number of shares of Collective Stock subject thereto) ("Final Option List"), Summit shall issue to the holders of such Collective Options appropriate instruments confirming the rights of such holders with respect to Summit Stock, on the terms and conditions provided by this
Section 1.10, upon surrender of the outstanding instruments representing such Collective Options; provided, however, that Summit shall not be obligated to issue any such confirming instruments which relate to the issuance of Summit Stock, or issue any shares of Summit Stock, until such time as the shares of Summit Stock issuable upon exercise of Summit Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the New York Stock Exchange and for sale by any appropriate state securities regulators, which Summit shall use its best efforts to effect within 30 days after Collective shall have delivered to Summit the Final Option List. Summit shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Summit Options remain outstanding. At or prior to the Effective Time, Summit shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Summit Stock for delivery upon exercise of Summit Options.

         (b) For purposes of this Section 1.10, "Collective Option" is hereby defined to mean a stock option for Collective Stock outstanding on the date hereof and all rights appertinent thereto granted under the Collective Federal Savings and Loan Association Stock Option Plan or the Collective Incentive Stock Option Plan ("Collective Option Plans") and not subsequently exercised, terminated, forfeited or expired prior to the Effective Time.

         Section 1.11. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Collective acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Collective or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of Collective, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         Section 1.12. Unclaimed Merger Consideration. If, upon the expiration of one year following the Effective Time, Merger Consideration remains with the Exchange Agent due to the failure of Collective Shareholders to surrender and exchange Collective Certificates for Merger Consideration, Summit may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of Collective Certificates or take possession of such unclaimed Merger

Consideration, in which such latter case, Collective Shareholders who have theretofore failed to surrender and exchange Collective Certificates shall thereafter look only to Summit for payment of the Merger Consideration and the unpaid dividends and distributions on the Summit Stock constituting some or all of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of Summit, Collective, the Exchange Agent or any other person shall be liable to any former holder of shares of Collective Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         Section 1.13. Lost Collective Certificates. In the event any Collective Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Collective Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Summit may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Collective Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Collective Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF COLLECTIVE

            Collective represents and warrants to Summit as follows:

         Section 2.01.     Organization, Capital Stock.

         (a) Each of Collective and its nonbank subsidiaries, including the nonbank subsidiaries of bank subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 10% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned), all of which are listed, together with their respective states of incorporation and direct and indirect beneficial owners, on Collective Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Collective and its subsidiaries on a consolidated basis, or (ii) the ability of Collective to perform its obligations under, and to consummate the transactions contemplated by, this Agreement ("Collective Material Adverse Effect" or "Collective Material Adverse Change"). However, an Collective Material Adverse Effect or Collective Material Adverse Change will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting banking institutions or their holding companies generally or from charges or expenses incident to the Merger. Each of Collective and its nonbank subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental

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authorizations  which are legally  required to own and lease its  properties and assets, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

         (b) Collective is registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA").

         (c) Collective or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of Collective's direct and indirect nonbank subsidiaries.

         (d) (1) The authorized capital stock of Collective consists of 37,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share, and as of the date hereof 20,439,318 shares of Collective Stock were issued and outstanding, 49,500 shares of Collective Stock were held in the Treasury of Collective and no shares of Preferred Stock were issued or outstanding. All issued and outstanding shares of the capital stock of Collective and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable and have been issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Except as set forth in this Section 2.01(d), except for director and employee stock options outstanding under the Collective Option Plans, except for Collective Stock issuable under the Collective Employee Restricted Stock Plan (as defined at Section 2.01(a)(3) below) as described in Collective Schedule 4.05(h), and except for Collective Stock issuable in connection with the exercise of options outstanding on the date hereof under the Collective Option Plans, there are no Equity Securities of Collective or any nonbank subsidiary of Collective outstanding, in existence, the subject of an agreement or reserved for issuance.

                  (2) "Equity Securities" of an issuer means (i) the capital stock or other equity securities of such issuer, options, warrants, scrip, interests in, rights (including preemptive rights) to subscribe to, purchase or acquire, calls on or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock, shares of any other equity security or shares of any security or right convertible into or exchangeable for the capital stock or other equity security of such issuer, and (ii) contracts, commitments, obligations, agreements, understandings or arrangements entitling anyone to acquire from the issuer, or by which such issuer is or may become bound to issue, shares of capital stock, shares of any other equity security or shares of any security or right convertible into or exchangeable for the capital stock or other equity security of such issuer.

                  (3) No Collective plan or contract, whether oral or written or formal or informal, exists which provides for the granting or awarding of Collective Stock, stock options, stock appreciation rights or other securities, derivative securities or stock-based cash rights to any person other than the Collective Option Plans, the Collective Bancorp, Inc. Restricted Stock Plan ("Collective Employee Restricted Stock Plan") and the Collective Bancorp, Inc. 1993 Non-Employee

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Directors' and Qualified  Consultant's  Restricted Stock Award Plan ("Collective
Director Restricted Stock Plan") and the contracts issued pursuant thereto. (The Collective Employee Restricted Stock Plan and the Collective Director Restricted Stock Plan are sometimes collectively referred to herein as the "Collective
Restricted  Stock  Plans",  and  the  Collective   Restricted  Stock  Plans  and
Collective Option Plans are sometimes referred to collectively herein as the "Collective Stock Plans"). The Collective Stock Plans, including all amendments thereto, have been duly approved by the shareholders of Collective in compliance
with  any  applicable   laws  or  applicable   regulations  of  governmental  or
self-regulatory authorities. Copies of the Collective Stock Plans, including all amendments thereto, have been previously provided to Summit. All information relating to outstanding grants and awards under the Collective Stock Plans,
including  without  limitation  director  and  employee  stock  options,   stock
appreciation or other rights, and restricted stock awards (including without limitation date of grant or award, expiration date, lapse date, plan under which granted or awarded, type (if option, whether nonqualified or incentive; if a right, type and whether or not granted in tandem with an option), exercise price, number of shares, performance goals), is set forth in Collective Schedule 2.01(d).

         (e) Collective owns no bank subsidiary other than the Collective Bank ("Bank") ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the jurisdiction of its organization and is qualified to transact business under the laws of all jurisdictions where the failure to be so qualified would be likely to have an Collective Material Adverse Effect. Bank is duly authorized to conduct all activities and exercise all powers of a Federal savings bank as contemplated by the applicable Federal laws of the United States. Bank is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

         (f) The authorized and outstanding capital stock of Bank is as set forth on Collective Schedule 2.01(f). Collective is the holder and beneficial owner of all of the issued and outstanding Equity Securities of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. All Equity Securities of Bank outstanding, in existence, the subject of an agreement or reserved for issuance are described in all material respects on Collective Schedule 2.01(f).

         (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Collective or a subsidiary of Collective are held free and clear of any claims, liens, encumbrances or security interests.

         Section 2.02. Financial Statements. The financial statements and schedules contained or incorporated in (a) Collective's annual report to shareholders for the fiscal year ended June 30, 1996, (b) Collective's annual report on Form 10-K filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") for the fiscal year ended June 30, 1996 and (c) Collective's quarterly reports on Form 10-Q filed pursuant to the Exchange Act for the fiscal quarters ended September 30, 1996 and December 31, 1996 (the "Collective Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles, the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Collective and its subsidiaries at its respective date and for the period to which it relates, except as may otherwise be described therein. The Collective Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Collective Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

         Section 2.03. No Conflicts. Collective and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Collective, or the consummation of the transactions contemplated hereby including the Merger by Collective upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Collective or any of its subsidiaries or upon any of the Equity Securities of Collective or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Collective or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

         (a) the Restated Certificate of Incorporation or the By-Laws of Collective or any of its subsidiaries;

         (b) any applicable law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

         (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

         (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which Collective or any of its subsidiaries is a party or by which Collective or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a Collective Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

         Section 2.04. Absence of Undisclosed Liabilities. Except as disclosed in Collective Schedule 2.04, Collective and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Collective or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the Collective Financial Statements or disclosed in the notes thereto, (b) commitments made by Collective or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material to Collective and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since June 30, 1996, which are not in the aggregate material to Collective and its subsidiaries, taken as a whole. Other than as may be reported in the Forms 10-Q of Collective referred to in Section 2.02, neither Collective nor any of its subsidiaries has, since June 30, 1996, become obligated on any debt due in more than one year from the date of this Agreement in excess of $1,000,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York entered into in the ordinary course of business.

         Section 2.05. Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Collective or any of its subsidiaries which materially and adversely affects Collective and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Collective and its subsidiaries, taken as a whole, pending or, to Collective's knowledge, threatened, against or involving Collective or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Collective referred to in Section 2.02. Neither Bank nor Collective is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor Collective has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor Collective has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recently completed examination of each aspect of Bank's and Collective's business nor has Bank or Collective been advised of any significant deficiencies by any such agency in connection with any current examination of Bank or Collective by any such agency.

         Section 2.06. Brokers' Fees. Collective has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). Collective Schedule 2.06 consists of true and complete copies of all agreements between Collective and Merrill Lynch with respect to the transactions contemplated by this Agreement or similar transactions.

         Section 2.07. Material Filings. At the time of filing, all filings made by Collective and its subsidiaries after June 30, 1990 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Collective and its subsidiaries have since June 30, 1993 timely made all filings required by the Securities Act and the Exchange Act, Federal and state banking laws and regulations and the rules and regulations of the NASD and any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

         Section 2.08. Corporate Action. Assuming due execution and delivery by Summit, and subject to the requisite approval by the shareholders of Collective of this Agreement, the Merger and the other transactions contemplated hereby in accordance with Collective's Restated Certificate of Incorporation and the Delaware Law at a meeting of such holders to be duly called and held, Collective has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement. The Board of Directors of Collective has taken all action required by law, its Restated Certificate of Incorporation, its By-Laws or otherwise (i) to authorize the execution and delivery of this Agreement and (ii) for shareholders of Collective to approve this Agreement and the transactions contemplated hereby including the Merger by a simple majority of the votes cast at the meeting held in accordance with
Section 4.03. This Agreement is a valid and binding agreement of Collective enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation. The Board of Directors of Collective in authorizing the execution of this Agreement has determined to recommend to the shareholders of Collective the approval of this Agreement, the Merger and the other transactions contemplated hereby.

         Section 2.09. Absence of Changes. There has not been, since June 30, 1996, any Collective Material Adverse Change except as may have been reported in the Forms 10-Q of Collective referred to in Section 2.02. Except as may have been reported in said Forms 10-Q of Collective, neither Collective nor any of its subsidiaries has since June 30, 1996: (a) (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to Collective or other subsidiaries of Collective, and an ordinary cash dividend to Collective shareholders of $0.25 per share per fiscal quarter, or, (ii) except as disclosed in Collective Schedule

2.09, directly or indirectly purchased, redeemed or otherwise acquired any shares of such stock held by persons other than Collective and its subsidiaries;
(b) incurred current liabilities since that date other than in the ordinary course of business; (c) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business; (d) except with respect to the employment agreement and termination agreements disclosed in Collective Schedule
2.09 ("Officer Agreements"), made any officers' salary increase or wage increase not consistent with past practices, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect; (e) suffered any taking by condemnation or eminent domain or other damage, destruction or loss in excess of $250,000, whether or not covered by insurance, adversely affecting its business, property or assets, or waived any rights of value in excess of $250,000; (f) entered into transactions other than in the ordinary course of business which in the aggregate exceeded $1,000,000; or (g) acquired assets or capital stock of another company of whatsoever amount, except in a fiduciary capacity or in the course of securing or collecting loans or leases.

         Section 2.10. Allowance for Loan and Lease Losses. At June 30, 1996 and thereafter the allowances for loan and lease losses of Collective and its subsidiaries were and are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Collective's knowledge, the loan and lease portfolios of Collective in excess of such allowances are collectible in the ordinary course of business. Collective
Schedule 2.10 constitutes a list of all loans and leases made by Collective or any of its subsidiaries that have been "classified" as to quality by any internal or external auditor, accountant or examiner, and such list is accurate and complete in all material respects.

         Section 2.11. Taxes and Tax Returns. Neither Collective nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Collective or any of its subsidiaries. None of the property being acquired by Summit or its subsidiaries in the Merger is property which Summit or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. All amounts required to be withheld have been withheld from employees by Collective and each of its subsidiaries for all periods in compliance with the tax, social security, unemployment and other applicable withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns (as defined below) have been timely filed by Collective and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security, unemployment and other applicable taxes (as defined below), and the amounts shown thereon to be due and payable, as well as any interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Collective or any of its subsidiaries, have been paid in full or adequate provision therefor has been included on the books of Collective or its appropriate subsidiary. Other than franchise tax returns filed by Collective with the State of Delaware, neither Collective nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey. Provision has been made on the books of Collective or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Collective or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of Collective for all taxable years ended on or prior to and the State of New Jersey has audited the New Jersey income tax returns of Collective and its subsidiaries for all taxable years ended on or prior to . Neither Collective nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of New Jersey. Collective is not and has not been a United States real property holding corporation as defined in Section
897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Collective nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, claims, assessments, examinations, notices of deficiency, demands for taxes, refund litigation, proceedings, audits or proposed deficiencies pending or, to Collective's knowledge, threatened against Collective or any of its subsidiaries, including a claim or assessment by any authority in a jurisdiction where Collective or any of its subsidiaries do not file tax returns and Collective or any such subsidiary is subject to taxation, and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Collective nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Collective or any of its subsidiaries, and neither Collective nor any of its subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. Collective and its subsidiaries have complied in all material respects with all requirements relating to information reporting, including tax identification number reporting, and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

         "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local, or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. "Return" shall mean any return, report, information return or other documents (including any related or supporting information) with respect to Taxes.

         Section 2.12. Properties. Collective has, directly or through its subsidiaries, good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the Collective Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Collective Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Collective and its subsidiaries taken as a whole. Collective and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a Collective Material Adverse Effect, and none of such leases contains any unusual or burdensome provision which would be likely to materially and adversely affect or impair the operations of Collective and its subsidiaries taken as a whole.

         Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned by Collective or any of its subsidiaries or used by Collective or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Collective or such subsidiary subject to exceptions which are not, in the aggregate, material to Collective and its subsidiaries, taken as a whole. Collective and each of its subsidiaries maintains insurance (with companies which, to the best of Collective's knowledge, are authorized to do business in New Jersey) against loss relating to such properties and such other risks as companies engaged in similar business located in the State of New Jersey, would, in accordance with good business practice, be customarily insured in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are carried in an amount and form and are otherwise adequate to protect Collective and each of its subsidiaries from any adverse loss resulting from risks and liabilities reasonably foreseeable at the date hereof, and are disclosed on Collective Schedule 2.13. All material claims thereunder have been filed in a due and timely fashion. Except as disclosed on Collective Schedule 2.13, since January 1, 1991, neither Collective nor any of its subsidiaries has been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request) nor have they received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be increased.

         Section 2.14.     Contracts.

         (a) Except as set forth in Collective Schedule 2.14(a), neither Collective nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $250,000.

         (b) Except as set forth in Collective Schedule 2.09(a) or 2.14(b), neither Collective nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral: (i) employment or severance contract (including, without limitation, any Collective bargaining contract or union agreement) or other agreement with any director, executive officer or other key employee of Collective or any subsidiary, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Collective or any of its subsidiaries of the nature contemplated by this Agreement which is not terminable without penalty by Collective or a subsidiary, as appropriate, on 60 days or less notice; (ii) contract or commitment for capital expenditures in excess of $250,000 in the aggregate for any one project or in excess of $1,000,000 in the aggregate for all projects; (iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $250,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property other than OREO property involving consideration in excess of $250,000; (v) agreement or plan, including any stock option plan, stock appreciation rights plan,
restricted  stock  plan,  stock  purchase  plan,  or  any  other   non-qualified
compensation plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (vi) agreement containing covenants that limit the ability of Collective or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which or method by which, Collective (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any Regulatory Agency), (vii) agreement which by its terms limits the payment of dividends by Collective or any of its subsidiaries, (viii) contract (other than this Agreement) limiting the freedom of Collective or its subsidiaries to engage in any type of banking or bank-related business permissible under law; (ix) contract, plan or arrangement which provides for payments of benefits payable to any participant therein or party thereto, and which might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Code or (x) other contracts material to the business of Collective and its subsidiaries taken as a whole and not made in the ordinary course of business.

         (c) Neither Collective nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Collective, is materially adverse, onerous, or harmful to any aspect of the business of Collective and its subsidiaries taken as a whole.

         Section 2.15.     Pension and Benefit Plans.

         (a) Neither Collective nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in Collective Schedule 2.15(a) (individually a "Collective Pension Plan" and collectively the "Collective Pension Plans"). In its present form each Collective Pension Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each Collective Pension Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and Collective or the subsidiary whose employees are covered by such Collective Pension Plan has received from the IRS a determination letter to that effect and such determination letter may still be relied on. No event has occurred and there has been no omission or failure to act which would adversely affect such qualification or exemption. Each Collective Pension Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee or agent of Collective or any subsidiary whose employees are covered by a Collective Pension Plan has engaged in any action or failed to act in such manner that, as a result of such action or failure, (i) the IRS could revoke, or refuse to issue (as the case may be), a favorable determination as to such Collective Pension Plan's qualification and the associated trust's exemption or impose any liability or penalty under the Code, or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such Collective Pension Plan or has been misled as to his or her rights under such Collective Pension Plan. No Collective Pension Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any Collective Pension Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the Collective Pension Plans or any fiduciary thereof which would subject Collective or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures and other communications which have been required to be made to the participants and beneficiaries, other employees, the Pension Benefit Guaranty Corporation ("PBGC"), the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, communications, filings, returns and disclosures were true and correct in all material respects. No liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. "ERISA Affiliate" where used in this Agreement means any trade or business (whether or not incorporated) which is a member of a group of which Collective is a member and which is under common control within the meaning of
Section 414 of the Code. Neither Collective nor any of its subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code. There are no unfunded benefit or pension plans or arrangements, or any individual agreements whether qualified or not, to which Collective or any of its subsidiaries or ERISA Affiliates has any obligation to contribute and the present value of all benefits vested and all benefits accrued under each Collective Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date, exceed the value of the assets of the Collective Pension Plan allocable to such vested or accrued benefits. No Collective Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Collective Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1990. No Collective Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA(whether or not waived). No Collective Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. There has been no change in control of any Collective Pension Plan since the last effective date of any such change of control disclosed to Summit in Collective Schedule 2.15(a).

         (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit, health and welfare plans, arrangements or agreements, including without limitation the Collective Stock Plans and medical, major medical, disability, life insurance or dental plans covering employees generally, other than the Collective Pension Plans, maintained by Collective or any of its subsidiaries with an annual cost in excess of $250,000 (collectively "Collective Benefit Plans") are listed in Collective Schedule 2.15(b) (unless already listed in Collective Schedule 2.15(a)) and comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The Collective Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee or agent of Collective or any of its subsidiaries has engaged in any action or failed to act in such manner that, as a result of such action or failure: (i) the IRS could revoke, or refuse to issue, a favorable determination as to an Collective Benefit Plan's qualification and any associated trust's exemption or impose any liability or penalty under the Code; or (ii) a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Collective Benefit Plans or has been misled as to their rights under the Collective Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Collective Benefit Plans which would subject Collective or any of its subsidiaries to liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of Collective or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

         (c) There is no pending or, to Collective's knowledge, threatened litigation, administrative action or proceeding relating to any Collective Benefit Plan or Collective Pension Plan. There has been no announcement or commitment by Collective or any subsidiary of Collective to create an additional Collective Benefit Plan or Collective Pension Plan, or to amend a Collective Benefit Plan or Collective Pension Plan, except for amendments required by applicable law, which may materially increase the cost of such Collective Benefit Plan or Collective Pension Plan and, except for any plans or amendments expressly described on Collective Schedule 2.15(a) or Collective Schedule 2.15(b), Collective and its subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Collective Benefit Plan (exclusive of any coverage mandated by the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA") that cannot be amended or terminated upon more than sixty
(60) days' notice without incurring any liability thereunder. With respect to each Collective Benefit Plan and Collective Pension Plan to the extent applicable, Collective has supplied or will promptly supply to Summit a true and complete copy of (A) the most recent annual report on the applicable form of the Form 5500 series filed with the IRS with all the attachments filed, (B) such Collective Benefit Plan or Collective Pension Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such plan, including amendments thereto, (D) the most recent summary plan description for such plan, including amendments thereto, if the plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such plan is a pension plan and (F) the most recent determination letter issued by the IRS if such plan is qualified under Section 401(a) of the Code. To the extent that any individual plan or arrangement described under this Section 2.15 does not completely meet representations made herein, such plan and its variance from the representation is set forth in Collective Schedule 2.15(a) or Collective Schedule 2.15(b).

         Section 2.16. Fidelity Bonds. Since at least January 1, 1991, Collective and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Since January 1, 1991, the aggregate amount of all claims under such bonds has not exceeded the policy limits of such bonds (excluding, except in the case of excess coverage, a deductible amount of not more than $50,000) and neither Collective nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither Collective nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Collective's and its subsidiaries' past claim experience.

         Section 2.17. Labor Matters. Hours worked by and payment made to employees of Collective and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Collective and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Collective or its appropriate subsidiary. Collective is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to Collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes. No labor dispute, strike or other work stoppage has occurred and is continuing or is to its knowledge threatened with respect to Collective or any of its subsidiaries. Since January 1, 1991, no employee of Collective or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances which could constitute a material claim, suit, action, complaint or proceeding likely to result in a material liability. No employees of Collective or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Collective pending with, or, to the knowledge of Collective, threatened by, any labor organization or group of employees of Collective.

         Section 2.18. Books and Records. The minute books of Collective and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Collective and each of its subsidiaries fairly and accurately reflect the transactions to which Collective and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

         Section 2.19. Concentrations of Credit. No customer or affiliated group of customers (a) is owed by Collective or any subsidiary of Collective an aggregate amount equal to more than 5% of the shareholders' equity of Collective or such subsidiary (including deposits, other debts and contingent liabilities) or (b) owes to Collective or any of its subsidiaries an aggregate amount equal to more than 5% of the shareholders' equity of Collective or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

         Section 2.20. Trademarks and Copyrights. Neither Collective nor any of its subsidiaries has received notice or otherwise knows that the manner in which Collective or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

         Section 2.21. Equity Interests. Neither Collective nor any of its subsidiaries owns, directly or indirectly, except for the equity interest of Collective in Bank and of Collective and Bank in the nonbank subsidiaries of Collective listed on Collective Schedule 2.01(a), any equity interest, other than by virtue of a security interest securing an obligation not presently in default, in any bank, corporation, partnership or other entity, except: (a) in a fiduciary capacity; or (b) an interest valued at less than $25,000 acquired in connection with a debt previously contracted. None of the investments reflected in the consolidated balance sheet of Collective as of June 30, 1996, and none of such investments with face value of in excess of $100,000 made by it or any of its subsidiaries since June 30, 1996, is subject to any restriction (contractual or statutory), other than applicable securities laws, that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time, except to the extent any such investments are pledged in the ordinary course of business ( including in connection with hedging arrangements or programs or reverse repurchase arrangements) consistent with prudent banking practice to secure obligations of Collective or any of its subsidiaries.

         Section 2.22.     Environmental Matters.

         (a) Except as disclosed on Collective Schedule 2.22 or as may be disclosed in the Forms 10-K and 10-Q of Collective referred to in Section 2.02 hereof, to the knowledge of Collective:

         (1) No Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by Collective or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by Collective or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that Collective or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

         (2) Neither Collective nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Collective or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility;

         (3) No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Collective or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

         (b) Neither Collective nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

         (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

         (d) Collective shall disclose to Summit all matters of the types described above which Collective would have been required to disclose to Summit on the date hereof if known to Collective on the date hereof, as such become known to Collective between the date hereof and the Effective Time ("Discovered Matters"). It shall be considered material for all purposes of this Agreement if the cost of taking all remedial or other corrective actions and measures (as required by applicable law, as recommended or suggested by phase two investigation reports or as may be prudent in light of serious life, health or safety concerns) with respect to the Discovered Matters, if any, is in the aggregate in excess of $5,000,000, as reasonably estimated by an environmental expert retained for such purpose by Summit at its sole expense, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty.

         Section 2.23. Accounting, Tax and Regulatory Matters. Neither Collective nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of- interest accounting treatment, or (B) as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

         Section 2.24. Interest of Management and Affiliates. All loans presently on the books of Collective or any of its subsidiaries to its present or former directors or executive officers, or their associates, or any members of their immediate families, have been made in the ordinary course of business and on the same terms and interest rates as those prevailing for comparable transactions with others and do not involve more than the normal risk of repayment or present other unfavorable features. No present or former officer or director of Collective or any of its subsidiaries or any of their associates or any members of their immediate families has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Collective or any of its subsidiaries except for the normal rights of a shareholder; no such person is indebted to or has a contract or commitment for the purchase or sale of real or personal property, materials, supplies or services in excess of $10,000 per annum or for longer than one year whether or not in the ordinary course of business with Collective or any of its subsidiaries, except for normal business expense advances and loans or other extensions of credit of not more than $25,000 in the aggregate; neither Collective nor any of its subsidiaries has any commitment, whether written or oral, to lend any funds to any such person; and neither Collective nor any of its subsidiaries is indebted to any such person except for deposits taken in the ordinary course of business and amounts due for normal compensation or reimbursement of expenses incurred in furtherance of the business of such person's employer and reimbursable according to a policy of Collective or such subsidiary, as appropriate, as in effect immediately prior to the date hereof. The consummation of the transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, the lapse of time, or the giving of notice and failure to cure) result in any payment (severance or other) or provision of a benefit becoming due from Collective or any of its subsidiaries or any successor or assign thereof to any director, officer or employee of Collective or any of its subsidiaries or any successor or assign of such subsidiary, other than payments and benefits provided for in the Officer Agreements.

         Section 2.25 Registration Obligations. Neither the Collective nor any of its subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

         Section 2.26 Corporate Documents. Collective has delivered to the Summit true and complete copies of its Restated Certificate of Incorporation and by-laws, as amended to date, which are currently in full force and effect, and the certificate of incorporation and by-laws of each of its subsidiaries.

         Section 2.27 Community Reinvestment Act Compliance. Collective and Bank are in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last completed examination. As of the date of this Agreement, Collective has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause Collective to fail to be in substantial compliance with such provisions.

         Section 2.28 Business of Collective. Since June 30, 1996, Collective has conducted its business only in the ordinary course. For purposes of the foregoing, Collective has not, since June 30, 1996, controlled expenses through
(i) elimination of employee benefits, (ii) deferral of routine maintenance of real property or leased premises, (iii) elimination of reserves where the liability related to such reserve has remained, (iv) reduction of capital improvements from previous levels, (v) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in the business of seller, (vi) capitalized loan production expenses other than in accordance with Statement of Financial Accounting Standard No. 91, or
(vii) extraordinary reduction or deferral of ordinary or necessary expenses.

         Section 2.29      Interest Rate Risk Management Instruments.

                    (a) Set forth on Collective Schedule 2.29(a) is a list as of the date hereof of all interest rate swaps, caps, floors and option agreements, and other interest rate risk management arrangements to which Collective or any of its subsidiaries is a party or by which any of their properties or assets may be bound.

                    (b) All such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Collective or any of its subsidiaries is a party or by which any of their properties or assets may be bound were entered into the ordinary course of business and, in accordance with prudent banking practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed, at the time entered into and at the date of this Agreement, to be financially responsible and are legal, valid and binding obligations of Collective or a subsidiary and are in full force and effect. Collective and each of its subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SUMMIT

         Summit represents and warrants to Collective as follows:

         Section 3.01.     Organization, Capital Stock.

         (a) Summit is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20 with attached rights issued pursuant to the Summit Shareholder Rights Plan, of which 94,152,078 shares were issued and outstanding as of January 31, 1997 and 4,000,000 shares of Preferred Stock, each without par value, of which no shares were issued and outstanding and 1,500,000 shares of Series R Preferred Stock were reserved for issuance as of January 31, 1997.

         (b) Summit is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Effect" or "Summit Material Adverse Change"). However, a Summit Material Adverse Effect or Summit Material Adverse Change will not include a change resulting from a change in law, rule, regulation, generally accepted or regulatory accounting principle or other matter affecting financial institutions or their holding companies generally or from charges or expenses incident to the Merger. The bank subsidiaries of Summit are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. Summit and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. Summit is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA").

         (c) All issued shares of the capital stock of Summit and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. Summit or one of its subsidiaries is the holder and beneficial owner of all of the issued and outstanding Equity Securities of its bank subsidiaries. There are no Equity Securities of Summit outstanding, in existence, the subject of an agreement, or reserved for issuance, except as set forth at Section 3.01(a) or described at Summit Schedule 3.01 and except for Summit Stock issuable upon the exercise of employee stock options granted under stock option plans of Summit, Summit Stock issuable pursuant to Summit's Dividend Reinvestment and Stock Purchase Plan, Savings

Incentive Plan and 1993 Incentive Stock and Option Plan and the Agreement and Plan of Merger, dated August 28, 1996, between Summit and B.M.J. Financial Corp. ("BMJ Merger Agreement") and Series R Preferred Stock issuable pursuant to the Summit Shareholder Rights Plan.

         (d) Except as disclosed on Summit Schedule 3.01, all Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

         Section 3.02. Financial Statements. The financial statements and schedules contained or incorporated in Summit's (a) annual report to shareholders for the fiscal year ended December 31, 1995, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1995 and (c) quarterly reports on Form 10-Q pursuant to the Exchange Act for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents, in accordance with generally accepted accounting principles consistently applied, the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in accountants' reports thereon, the Summit Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied. The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

         Section 3.03. No Conflicts. Summit is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the Merger by Summit upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to Summit and its subsidiaries, taken as a whole, or upon any of the capital stock of Summit, or constitute an event which could, with the lapse of time, action or inaction by Summit, or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

          (a) the Restated Certificate of Incorporation or the By-Laws of Summit;

          (b) any law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

          (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

          (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which Summit is a party or by which Summit or any of its assets or properties are bound or committed, the consequences of which would be a Summit Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

         Section 3.04. Absence of Litigation, Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, taken as a whole, pending or, to Summit's knowledge, threatened, against or involving Summit or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02 or in the Form 8-K of Summit dated December 10, 1996. Neither Summit nor any bank subsidiary of Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither Summit nor any bank subsidiary of Summit, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Summit and the bank subsidiaries of Summit have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Summit or such bank subsidiary's business except for examinations, if any, received within the 30 days prior to the date hereof.

         Section 3.05. Material Information. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1990 with the SEC and appropriate bank regulatory authorities do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. To the extent such filings were subject to the Securities Act or Exchange Act, such filings complied in all material respects with the Securities Act or Exchange Act, as appropriate, and all applicable rules and regulations thereunder of the SEC. Summit has since December 31, 1993 timely made all filings required by the Securities Act and the Exchange Act.

         Section 3.06. Corporate Action. Assuming due execution and delivery by Collective, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement. The Board of Directors of Summit has taken all action required by law or by the Restated Certificate of Incorporation or By-Laws of Summit or otherwise to authorize the execution and delivery of this Agreement. Approval by the shareholders of Summit of this Agreement, the Merger or the transactions contemplated by this Agreement are not required by applicable law. This Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally and banks the deposits of which are insured by the Federal Deposit Insurance Corporation.

         Section 3.07. Absence of Changes. Except as disclosed in the Summit Financial Statements or in the Summit news release disclosing 1996 earnings, a copy of which was previously delivered to Collective ("Summit News Release"), there has not been, since December 31, 1995, any Summit Material Adverse Change and there is no matter or fact which may result in any such Summit Material Adverse Change in the future.

         Section 3.08. Non-bank Subsidiaries. The non-bank subsidiaries of Summit did not, taken in the aggregate, constitute a "significant subsidiary" of Summit, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR ss.210.1-02(v)), at December 31, 1995.

         Section 3.09 Absence of Undisclosed Liabilities. The Summit Financial Statements are prepared on an accrual basis and reflect all known assets, liabilities and loss contingencies (as defined in Statement of Financial
Accounting Standards No.5). There are no material liabilities, whether contingent or absolute, direct or indirect, or loss contingencies not disclosed in the Summit Financial Statements, the Form 8-K of Summit dated December 10, 1996 or in the Summit News Release .

         Section 3.10.     Environmental Matters.

         (a) Except as may be disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 3.02 hereof, to the knowledge of Summit:

         (1) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any (i) Present Property of Summit or a subsidiary, (ii) Former Property of Summit or a subsidiary during the time of previous ownership, occupancy or lease, or (iii) Participation Facility during the time that Summit or a subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of, such facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, or depositing would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

         (2) neither Summit nor any subsidiary has disposed of or arranged for the disposal of Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Summit or any subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

         (3) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property, nor is there with respect to any Loan Property any violation of an environmental law, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on Summit and its subsidiaries, taken as a whole.

         (b)   Neither   Summit  nor  any   subsidiary   (i)  is  aware  of  any
investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility which would result in a Summit Material Adverse Change, (ii) has received any information requests from any environmental regulatory authority with respect to a matter which would result in a Summit Material Adverse Change, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or Federal proceeding which would result in a Summit Material Adverse Change.

         Section 3.11. Allowance for Loan and Lease Losses. At December 31, 1995 and thereafter, the allowances for loan and lease losses of Summit and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of Summit's knowledge, the loan and lease portfolios of Summit and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.

         Section 3.12. Taxes and Tax Returns. Except to the extent not material to Summit and its subsidiaries, taken as a whole, proper and accurate Federal, state and local returns have been timely filed by Summit and each of its bank subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of Summit or its appropriate subsidiary. Except to the extent not material to Summit and its subsidiaries, taken as a whole, provision has been made on the books of Summit or its appropriate bank subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Summit or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. Summit is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Summit nor any of its bank subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to Summit's knowledge, threatened against Summit or any of its bank subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any Federal, state or local taxes. Neither Summit nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Summit or any of its subsidiaries which would result in any additional tax liability, and neither Summit nor any of its bank subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method which would result in any additional tax liability. Summit and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under Federal law including record keeping and reporting on monetary instruments transactions.

         Section 3.13. Properties. Summit, directly or through its subsidiaries, has good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the Summit Financial Statements (except properties and assets disposed of since that date in the ordinary course of business and OREO property disposed of since that date), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Summit Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Summit and its subsidiaries taken as a whole. Summit and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a material adverse effect on Summit and its subsidiaries taken as a whole.

         Section 3.14. Labor Matters. To the knowledge of Summit, hours worked by and payment made to employees of Summit and each of its bank subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Summit and each of its bank subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Summit or its appropriate bank subsidiary, except for any immaterial noncompliance. Summit is in compliance in all material respects with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes, except for any immaterial non-compliance. No labor dispute, strike or other work stoppage has occurred and is continuing or is threatened with respect to Summit or any of its bank subsidiaries. No employee of Summit or any of its bank subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are likely to result in a material liability. To the knowledge of Summit, no employees of Summit or any of its bank subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Summit pending with, or, to the knowledge of Summit, threatened by, any labor organization.

         Section 3.15. Books and Records. The minute books of Summit and each of its bank subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Summit and each of its bank subsidiaries fairly and accurately reflect the transactions to which Summit and each of its bank subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.



                                   ARTICLE IV.

                             COVENANTS OF COLLECTIVE

         Collective hereby covenants and agrees with Summit that:

         Section 4.01. Preparation of Registration Statement and Applications for Required Consents. Collective will cooperate with Summit in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the offering of Summit Stock to be issued in connection with the Merger and the proxy statement-prospectus constituting part of the Registration Statement ("Proxy-Prospectus") that will be used by Collective to solicit shareholders of Collective for approval of the Merger. In connection therewith, Collective will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Collective, deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). Collective will cooperate with Summit and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the BHCA of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). Summit, reasonably in advance of making such filings, will provide Collective and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of Collective and its counsel before making any such filing or application, and Summit will provide Collective and its counsel with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Collective covenants and agrees that all information furnished by Collective for inclusion in the Registration Statement, the Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by Collective to Summit pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Collective will furnish to Merrill Lynch such information as Merrill Lynch may reasonably request for purposes of the opinion referred to in Section 8.07.

         Section 4.02. Notice of Adverse Changes. Collective will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Collective contained in this Agreement or the Collective Schedules or the materials furnished pursuant to the Post-Signing Document List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Collective Material Adverse Change,
(c) any inability or perceived inability of Collective to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation or administrative proceedings involving Collective or any of its subsidiaries or assets, which, if determined adversely to Collective or any of its subsidiaries, would have a material adverse effect upon Collective and its subsidiaries taken as a whole or the ability of the parties to timely consummate the Merger and the related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Collective or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Collective or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Collective and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Collective agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VII.

         Section 4.03. Meeting of Shareholders. Collective will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with the Delaware Law and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, Collective shall mail the Proxy-Prospectus to its shareholders and use, unless in the written opinion of counsel such action would be a breach of the fiduciary duties by the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

         Section 4.04.  Copies of Filings.  Without  limiting the  provisions of
Section 4.01, Collective will deliver to Summit, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of Collective.

         Section 4.05. No Material Transactions. Until the Effective Time, Collective will not and will not allow any of its subsidiaries to, without the prior written consent of Summit:

         (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, other than dividends from subsidiaries of Collective to Collective or other subsidiaries of Collective except that Collective may declare, set aside and pay a dividend of $0.25 per quarter;

         (b) declare or distribute any stock dividend or authorize or effect a stock split;

         (c) merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Collective into other subsidiaries of Collective) or enter into any other transaction not in the ordinary course of the banking business;

         (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business or other transactions involving not more than $250,000;

         (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to Collective and its subsidiaries taken as a whole;

         (f) (i) pay any employee bonuses, other than bonuses, up to a maximum of $200,000 in the aggregate for all employees, for performance during calendar quarters in 1997 completed prior to the Effective Time, calculated in accordance with the formulas and subject to satisfaction of the performance criteria set forth in the Collective Executive Incentive Compensation Program, a copy of which was previously delivered to Summit, payable within 30 days of the Effective Time solely to employees of Collective or its subsidiaries who remain so employed through the Effective Time, or (ii) increase or enter into any agreement to increase the rate of compensation of any employee on the date hereof which is not consistent with past practices and policies and which when considered with all such increases or agreements to increase constitutes an average annualized rate not exceeding five percent (5%);

         (g) create, adopt or modify any employment, termination, severance pension, supplemental pension, profit sharing, bonus, deferred compensation, death benefit, retirement, stock option, stock award, stock purchase or other employee or director benefit or welfare plan, arrangement or agreement of whatsoever nature, including without limitation the Collective Pension Plans and the Collective Benefit Plans (collectively, "Collective Plans"), or change the level of benefits, reduce eligibility, performance or participation standards, increase any payment or benefit under any Collective Plan;

         (h) except as described on Collective Schedule 4.05(h) with respect to restricted stock to be issued under the Collective Employee Restricted Stock Plan, distribute, issue, sell, award or grant any of its Equity Securities, any stock appreciation rights, derivative securities or stock-based cash rights except pursuant to the exercise of director and employee stock options granted prior to the date hereof under the Collective Option Plans and exercisable and outstanding under the terms of the Collective Option Plans at the date of such exercise;

         (i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise, or enter into any agreement providing for any of the foregoing transactions;

         (j) amend its certificate or articles of incorporation, charter or by-laws;

         (k) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Collective or any of its subsidiaries, taken as a whole;

         (l) create, amend, increase, or accelerate the exercisability of, or release any restrictions on any rights, awards, benefits, entitlements, or options under the Collective Plans;

         (m) make any employer contribution to an Collective Plan which under the terms of the particular plan is voluntary and within the sole discretion of Collective to make;

         (n) make any determination or take any action, discretionary or otherwise, under or with respect to any Collective Plan other than routine administration in accordance with past precedent;

         (o) amend or exercise any discretion to change the current terms of the Collective Dividend Reinvestment Plan or issue any Collective Stock under the Collective Dividend Reinvestment Plan at a discount; or

         (p) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Collective or any of its subsidiaries, any holder of 10% of more of the outstanding shares of Collective Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. ss.371c and 12 U.S.C. ss.371c-1. For purposes of this Section 4.05(p), "control shall have the meaning associated with that term under 12 U.S.C.
ss.371c..

         Section 4.06. Operation of Business in Ordinary Course. Collective, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Collective or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Collective will notify and consult with Summit prior to terminating any of the five highest paid employees of Collective; (d) will use their best efforts to continue to maintain fidelity bonds insuring Collective and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size;
(e) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of Collective or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, would be likely to have a material adverse effect on Collective and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at June 30, 1996, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending June 30, 1996, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Collective's independent certified public accountants.

         Section 4.07. Further Actions. Collective will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VII hereof are satisfied.

         Section 4.08. Cooperation. Until the Effective Time, Collective will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Merger, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, and will use its best efforts to cause its counsel and independent certified public accountants, to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of Collective or any of its subsidiaries.


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



         Section 4.09. Copies of Documents. As promptly as practicable, but not later than 45 days after the date hereof, Collective will furnish to or make available to Summit all the documents, contracts, agreements, papers, and writings referred to in the Collective Schedules or called for by the list attached hereto as Exhibit B (the "Post-Signing Document List").

         Section 4.10. Applicable Laws. Collective and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on Collective or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Merger.

         Section 4.11. Agreements of Affiliated Shareholders. Collective agrees to furnish to Summit, not later than 10 business days prior to the date of mailing of the Proxy-Prospectus, a writing setting forth the names of those persons who in the written opinion of Muldoon, Murphy & Faucette, special counsel to Collective (which such opinion need be delivered only to Collective and cited by Collective in its letter), constitute all the affiliates of Collective for the purposes of Rule 145 under the Securities Act (an "Collective Affiliate") and Collective shall use its best efforts to cause each Collective Affiliate to enter into, prior to the date of mailing of the Proxy-Prospectus, an agreement, satisfactory in form and substance to Summit, substantially in the form of Exhibit C hereto, and effective prior to such date (an "Affiliate Agreement").

         Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by Collective or any of its subsidiaries to any of its present or former directors or executive officers or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

         Section 4.13. Confidentiality. All information furnished by Summit to Collective or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Merger shall not occur, Collective and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Collective or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Collective with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Collective shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any purposes other than the performance of this Agreement. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in Collective's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to Collective by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Collective is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Collective may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit. This Section 4.13 shall survive any termination of this Agreement.

         Section 4.14. Dividends. Collective will coordinate with Summit the declaration of any dividends and the record and payment dates thereof so that the holders of Collective Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Collective Stock and any shares of Summit Stock they become entitled to receive in the Merger or fail to be paid one dividend in each calendar quarter between the date hereof and the Effective Time. Collective will notify Summit at least five business days prior to any proposed dividend declaration date.

         Section 4.15. Acquisition Proposals. Collective agrees that neither Collective nor any of its subsidiaries nor any of the respective officers and directors of Collective or its subsidiaries shall, and Collective shall direct and use its best effort to cause its employees, affiliates, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by Collective or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals or offers with respect to, or engage in any negotiations or discussions with any person, provide any nonpublic information, or authorize or enter into any agreement or agreement in principle concerning, or recommend, endorse or otherwise facilitate any effort or attempt to induce or implement any Acquisition Proposal (as defined below); provided however, that the Board of Directors of Collective may furnish or cause to be furnished nonpublic information and may participate in such discussions directly or through its representatives concerning an Acquisition Proposal, if such Board of Directors has determined, after having consulted with outside counsel and been advised of its legal rights to the effect, that the failure to provide such nonpublic information or participate in such discussions would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws, and, provided, further, that Collective shall first obtain a confidentiality agreement in customary form and containing at least the confidentiality provisions set forth at Sections 4.13 and 5.08. "Acquisition Proposal" is hereby defined to be any offer, including an exchange offer or tender offer, or proposal concerning a merger, consolidation, or other business combination or takeover transaction involving Collective or any of its subsidiaries or the acquisition of any assets (otherwise than as permitted by Section 4.05) or securities of Collective or any of its subsidiaries. Collective will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Collective will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, Collective will notify Summit by telephone to its chief executive officer or general counsel promptly upon receipt of any communication with respect to a proposed Acquisition
Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Collective or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the Summit officer notified as required above a copy of any document relating thereto promptly after any such document is received by Collective.

         Section 4.16 Tax Opinion Certificates. Collective shall execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of the Tax Opinions (as defined at Section 6.03), dated as of the date of effectiveness of the Registration Statement and as of the Closing Date, and Collective shall use its best efforts to cause each of its executive officers, directors and holders of five percent (5%) or more of outstanding Collective Stock (including shares beneficially held) to execute and deliver to Thompson Coburn any tax opinion certificate reasonably required by Thompson Coburn in connection with the issuance of one or more of the Tax Opinions, dated as of the date of effectiveness of the Registration Statement and as of the Closing Date.

         Section 4.17 Best Efforts to Ensure Pooling. Collective agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

         Section 4.18 Directors' and Officers' Insurance. Collective and each of its subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies ("D&O Insurance") in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Collective. Collective shall renew any existing D&O Insurance or purchase any "discovery period" D&O Insurance provided for thereunder at Summit's request.



                                   ARTICLE V.

                               COVENANTS OF SUMMIT

         Summit hereby covenants and agrees with Collective that:

         Section 5.01. Approvals and Registrations. Based on such assistance of and cooperation Collective as Summit shall reasonably request, Summit will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, (b) with the Federal Reserve Board, an application for approval of the Merger, and (c) with the New York Stock Exchange ("NYSE"), an application for the listing of the shares of Summit Stock issuable upon the Merger, subject to official notice of issuance, except that Summit shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of Summit Stock by Collective Affiliates. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the Proxy-Prospectus, and all applications and submissions for the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC and the Federal Reserve Board and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit will furnish to Merrill Lynch, investment bankers advising Collective, such information as they may reasonably request for purposes of the opinion referred to in Section 8.07.

         Section 5.02. Notice of Adverse Changes. Summit will promptly advise Collective in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability or perceived inability of Summit to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation or administrative proceeding involving Summit or its assets which, if determined adversely to Summit, would have a material adverse effect on Summit and its subsidiaries taken as a whole or the Merger, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Summit agrees that the delivery of such notice shall not constitute a waiver by Collective of any of the provisions of Articles VI or VIII.

         Section 5.03. Copies of Filings. Summit shall promptly provide to Collective and its counsel copies of the application filed with the Federal Reserve Board, all reports filed by it with the SEC on Forms 10-Q, 8-K and 10-K and all documents to be distributed in any manner to the shareholders of Summit.

         Section 5.04. Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as Collective may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Collective set forth in Articles VI and VIII hereof are satisfied.

         Section 5.05. Applicable Laws. Summit will use its best efforts to comply promptly with all requirements which federal or state law may impose on Summit with respect to the Merger and will promptly cooperate with and furnish information to Collective in connection with any such requirements imposed upon Collective or on any of its subsidiaries in connection with the Merger.

         Section 5.06. Unpaid Collective Dividends. By virtue of the Merger and without further action on anyone's part, Summit shall assume the obligation of Collective to pay dividends, if any, on Collective Stock which have a record date prior to the Effective Time but which are not payable until after the Effective Time.

         Section 5.07. Cooperation. Until the Effective Time, Summit will provide such information with respect to its business affairs and properties as Collective from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Collective's representatives covering the business and affairs of Summit or any of its subsidiaries.

         Section 5.08. Confidentiality. All information furnished by Collective to Summit or its representatives pursuant hereto shall be treated as the sole property of Collective and, if the Merger shall not occur, Summit and its representatives shall return to Collective all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which
(x) was legally in Summit's possession prior to the disclosure thereof by Collective, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its counsel, compelled to disclose information concerning Collective to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Collective in advance to the extent practicable. This Section 5.08 shall survive any termination of this Agreement.

         Section 5.09. Further Transactions. Summit continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Summit Stock. In addition, prior to the Effective Time, Summit may, depending on market conditions and other factors, otherwise determine to issue equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Summit will not take any such action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any Required Consent or the consummation of the transactions contemplated by this Agreement for more than 60 days.

         Section 5.10.     Indemnification.

         (a) Summit shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Collective or any subsidiary of Collective on or before the Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the Restated Certificate of Incorporation and By-Laws of Summit in effect on the date of this Agreement and applicable provisions of law to the same extent as Summit is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for Summit.

         (b) Subject to Collective's obligation set forth at Section 4.18: For a period of six (6) years after the Effective Time, Summit will use its best efforts to provide to the persons who served as directors or officers of Collective or any subsidiary of Collective on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time comparable in coverage to that provided by Summit to its own directors and officers, but, if not available on commercially reasonable terms, then coverage substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall Summit be required to expend more than 200% of the current amount expended by Collective on an annual basis (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if Summit is unable to maintain or obtain the insurance called for by this Section 5.10, Summit shall use its best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

         (c) This Section 5.10 shall be construed as an agreement as to which the directors and officers of Collective referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

         Section 5.11.     Employee Matters.

         (a) After the Effective Time, Summit may in its discretion maintain, terminate, merge or dispose of the Collective Plans; provided, however, that any action taken by Summit shall comply with ERISA and any other applicable laws, including laws regarding the preservation of employee pension benefit plan benefits and, provided further, that if Summit maintains a plan available to all its employees generally which is similar in benefits, character or nature to, or which covers risks similar to those covered by, an Collective Plan which is available to all Collective employees generally, then, if such Collective Plan is terminated by Summit or is otherwise rendered inactive by Summit, Summit shall offer to the former employees of Collective affected by such plan termination or cessation of activity the opportunity to participate in the similar plan of Summit without being subject to any exclusions due to pre-existing conditions and such employees shall be given credit for years of service with Collective for purposes of eligibility, vesting and benefit accrual purposes, except benefit accruals under the Summit Retirement Plan and any supplemental retirement plans of Summit and, during the applicability of the Severance Arrangement (as defined at Section 5.11(c) below) but only during the applicability of the Severance Arrangement, any severance plans, policies or practices of Summit.

         (b)  After  the  Effective  Time,  Collective  employees  shall  not be
entitled  to  participate   automatically   in  benefits   plans,   programs  or
arrangements of Summit not maintained by Summit for its employees generally, including without limitation bonus plans, stock option plans, stock award plans, severance plans and reduction in force plans, but shall be allowed to participate if and only if selected for participation by the persons authorized by the terms of such plans to select participants.

         (c) Any employee of Collective or a subsidiary of Collective at the Effective Time whose employment is terminated by Summit, other than for cause, within twelve (12) months of the Effective Time shall receive, upon executing a document (in form satisfactory to Summit in its sole discretion) which releases Summit from all claims relating to such employee's employment by Collective and Summit, a lump sum payment equal to the sum of (i) and (ii), where:

         (i) is the greater of (A) such employee's gross weekly salary multiplied by four, or (B) the product obtained by multiplying such employee's gross weekly salary multiplied by two times the number of full years of service completed by such employee prior to the termination of employment, and

         (ii) (only in the event less than 60 days advance notice is provided to a particular terminated employee) is the product of (A) the difference obtained by subtracting from 60 the number of days of advance notice of termination received by a particular employee (a negative difference shall for purposes of this Section 5.11 be treated as a zero), and (B) the employee's annual salary rate at the time of the termination of employment divided by 365;

provided, however, that no employee of Collective or a subsidiary of Collective shall be eligible to receive the payment provided for above if such employee is offered a position by Summit which is similar in job content to the position held by such employee with Collective or its subsidiary and is located at a reasonably accessible location. (The terms and conditions governing severance in this Section 5.11(c) are sometimes referred to herein as the "Severance Arrangement").

         (d) Summit shall assume the obligations of Collective under the Officer Agreements.

                                   ARTICLE VI.

              CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS OF
                              SUMMIT AND COLLECTIVE

         The respective obligations of Summit and Collective under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by Summit and Collective in accordance with Section 10.09:

         Section 6.01. Receipt of Required Consents. Summit and Collective shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of Summit or Collective, contain restrictions or limitations which would materially adversely affect the financial condition of Summit after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

         Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of Summit or Collective, shall be contemplated or threatened by the SEC on the Closing Date.

         Section 6.03. Tax Matters. At the time of effectiveness of the Registration Statement and at the Closing Date, Summit and Collective shall have received from Thompson Coburn an opinion (the "Tax Opinion"), reasonably satisfactory in form and substance to them, to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of Collective Stock who receive solely Summit Stock in the Merger will not recognize gain or loss for federal income tax purposes, (c) the basis of such Summit Stock (including any fractional share for which cash is received) will equal the basis of the Collective Stock for which it is exchanged and (d) the holding period of such Summit Stock (including any fractional share for which cash is received) will include the holding period of the Collective Stock for which it is exchanged, assuming that such Collective Stock is a capital asset in the hands of the holder thereof at the Effective Time.

In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the Tax Opinion, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinion being untrue.

         Section 6.04. Absence of Litigation. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against Summit or any of its subsidiaries, or Collective or any of its subsidiaries, that is material to the Merger or to the financial condition of Summit and its subsidiaries taken as a whole or Collective and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of Summit and its subsidiaries taken as a whole or Collective and its subsidiaries taken as a whole, as the case may be.

         Section 6.05. NYSE Listing. At the Closing Date, the NYSE shall have indicated that the shares of Summit Stock to be issued in the Merger are to be listed on the NYSE, subject to official notice of issuance.


                                  ARTICLE VII.

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SUMMIT

         The obligation of Summit to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing in accordance with Section 10.09:

         Section 7.01. No Adverse Changes. During the period from June 30, 1996 to the Closing Date there shall not have been any Collective Material Adverse Change, and Collective and its subsidiaries shall have not sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Collective and its subsidiaries, taken as a whole, to conduct their business.

         Section 7.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Collective in this Agreement and the Collective Schedules and the material furnished pursuant to the Post-Signing Document List shall be true and correct in all material respects on the date of this Agreement, and in all material respects on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Collective shall have complied in all material respects with all covenants and agreements contained herein to be performed by Collective on or before the Closing Date.

         Section 7.03. Secretary's Certificate. Collective shall have furnished to Summit a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) and shareholders of Collective relating to this Agreement, the Option Agreement and the Merger and related transactions, which such certificate shall be signed by the Secretary of Collective and certify to the satisfaction of the condition set forth in Section 7.09 and the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

         Section 7.04. Officer's Certificate. Collective shall have furnished to Summit a certificate signed by the Chief Executive Officer of Collective, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and Section 6.04, as they relate to Collective, and at Sections 7.01, 7.02, 7.07 and 7.10.

         Section 7.05. Opinion of Collective's Counsel. Summit shall have received an opinion of counsel to Collective, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit D.

         Section 7.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

         Section 7.07. Consents to Collective Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to Summit, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement or contract to which Collective or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, franchises, operations, assets or condition (financial or otherwise) of Collective and its subsidiaries on a consolidated basis, shall have been obtained.

         Section 7.08. FIRPTA Affidavit. Collective shall have delivered to Summit an affidavit of an executive officer of Collective stating, under penalties of perjury, that Collective is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         Section 7.09. Shareholder Approval. The shareholders of Collective, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Collective's Restated Certificate of Incorporation and By-Laws.

         Section 7.10. Absence of Regulatory Agreements. Neither Collective nor any Collective subsidiary shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Bank or of

Collective and its subsidiaries taken as a whole, and neither Collective nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

         Section 7.11. Affiliate Agreements. A sufficient number of Collective Affiliates shall have delivered executed Affiliate Agreements to Summit such that, in the reasonable opinion of Summit based on consultation with its independent accounting firm, the Merger may be accounted for on a pooling-of-interests basis. In the event Summit elects to close the Merger notwithstanding the failure of one or more Collective Affiliates to deliver an executed Affiliate Agreement to Summit, Summit may, notwithstanding Article I hereof, refuse to exchange the Collective Certificates of such Collective Affiliate and treat such Collective Affiliate as an unexchanged Collective Shareholder.

         Section 7.12. Pooling-of-Interests Letter. Summit shall have received a letter from KPMG Peat Marwick LLP to the effect that, based on the facts known to such accountants, the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

The receipt of the documents required by this Article VII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.

                                  ARTICLE VIII

              CONDITIONS PRECEDENT TO THE OBLIGATION OF COLLECTIVE

         The obligation of Collective to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Collective in writing in accordance with Section 10.09:

         Section 8.01. No Adverse Changes. During the period from December 31, 1995 to the Closing Date there shall not have been any Summit Material Adverse Change, and Summit and its subsidiaries shall not have sustained any material loss or damage to their properties, whether or not insured, which materially affects the ability of Summit and its subsidiaries, taken as a whole, to conduct their business.

         Section 8.02. Representations and Covenants. Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement and in the Summit Schedules shall be true and correct in all material respects on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. Summit shall have complied in all material respects with all covenants and agreements contained herein or therein to be performed by Summit on or before the Closing Date. By way of illustration and not limitation, the entry by Summit after the date hereof into any agreement to acquire any company or other entity, the issuance of up to $1 billion of debt or equity or a combination of debt and equity in public or private offerings, the issuance of Series R Preferred Stock pursuant to Summit's Shareholder Rights Plan, the redemption or repurchase by Summit of its Common Stock, the Rights attached to Summit Common Stock or the Series R Preferred Stock issuable pursuant to Summit's Shareholder Rights Plan, and any transactions reasonably necessary or appropriate in connection therewith, are specifically permitted by this Agreement.

         Section 8.03. Secretary's Certificate. Summit shall have furnished to Collective a certificate dated the Closing Date to which shall be attached copies of all resolutions adopted or minutes of actions taken by the Board of Directors (including committees thereof) of Summit relating to this Agreement, the Merger Agreement and the Merger and related transactions, which such certificate shall be signed by the Secretary of Summit and certify to the trueness, correctness, completeness and continuing effectiveness of all resolutions and actions contained or referenced in the aforementioned attachments.

         Section 8.04. Officer's Certificate. Summit shall have furnished to Collective a certificate signed by the Chairman, Vice Chairman, President or an Executive Vice President of Summit, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01 and 6.02, the last paragraph of Section 6.03, and Sections 6.04 and 6.05, as they relate to Summit, and Sections 8.01, 8.02 and 8.08.

         Section 8.05. Opinion of Summit Counsel. Collective shall have received an opinion of the General Counsel of Summit, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Collective, substantially to the effect provided in Exhibit E.

         Section 8.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Collective, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

         Section 8.07. Fairness Opinion. The Proxy-Prospectus shall have contained the favorable signed opinion of Merrill Lynch, dated the date of the Proxy-Prospectus or a date not more than five business days prior thereto, regarding the fairness from a financial point of view of the Exchange Ratio to the shareholders of Collective in the Merger.

         Section 8.08. Absence of Regulatory Agreements. Neither Summit nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of Summit's business or has a material adverse effect upon the Merger or upon the financial condition of Summit and its subsidiaries taken as a whole, and neither Summit nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

         Section 8.09. Collective Shareholder Approval. The shareholders of Collective, at the meeting contemplated by this Agreement, shall have authorized and approved the Merger and this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of Collective's Certificate of Incorporation and By-Laws.

The receipt of the documents required by this Article VIII by Collective shall in no way constitute a waiver by Collective of any of the provisions of or its rights under this Agreement.


                                   ARTICLE IX

                           CLOSING; TERMINATION RIGHTS

         Section 9.01. Closing. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place on a date determined by Summit on at least five business days notice (the "Closing Notice") given to Collective, at the office of Summit, 301

Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall not be later than 45 business days after the last to occur of the following:

         (a) the date of the approval of the Merger by the shareholders of Collective in accordance with Section 7.09;

         (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of Summit and Collective, to the consummation of the transactions contemplated herein or such prior date as Summit and Collective shall elect, whether or not such proceeding has been brought to a conclusion; or

         (c) the date of receipt of the last of the Required Consents (and the expiration of any required waiting period required by statute or incorporated into such Required Consents);

such date is sometimes referred to herein as the "Closing Date". At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, Summit shall cause the NJ Certificate to be filed with the State of New Jersey and the Delaware Certificate to be filed with the State of Delaware, all in accordance with Section 1.06. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

         Section 9.02.     Termination Rights.

         (a) The Boards of Directors of Collective and Summit may terminate this Agreement by mutual consent at any time prior to the Effective Time. In addition, if either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions precedent to its obligation to close under Article VI shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party. Furthermore, the Board of Directors of either party may terminate this Agreement in the event that:

         (i) the shareholders of Collective at the meeting of shareholders contemplated by Section 4.03, called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve the Merger, this Agreement and the transactions contemplated hereby by the requisite vote, or

         (ii) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

         (iii) Collective's investment banker is unable to deliver to Collective by July 31, 1997 the opinion required by Section 8.07; or

         (iv) the Closing is not consummated on or before January 1, 1998, unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

         (b) If either party shall refuse to close because, on the date on which the Closing must be held as determined by Section 9.01, all the conditions to its obligation to close (other than a condition set forth in Article VI) shall not have been met (other than a failure of the condition set forth at Section
7.09 or 8.09 due to the circumstances set forth in Section 9.02(a)(i) hereof, a failure of the condition set forth at Section 8.07 due to the circumstances set forth at Section 9.02(a)(iii) hereof or a refusal of Summit to close due to a failure of the condition set forth at Section 7.12 hereof), the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

         (c) The Board of Directors of Summit may terminate this Agreement if Collective does not execute and deliver the Option Agreement by the day immediately following the date hereof.

         (d) (1) The Board of Directors of Collective may terminate this Agreement at any time during the ten-day period commencing the second day after the Determination Date if

                   (i) the Average Closing Price of a share of Summit Stock is less than $39.00, and

                  (ii) the quotient obtained by dividing the Average Closing Price (as defined below) by $47.50 is more than .18 less than the quotient obtained by dividing the Index Price (as defined below) on the Determination Date (as defined below) by the Index Price on the Starting Date (as defined below).

                  (2)      For purposes of this Section 9.02(d)(2):

                  (i) "Average Closing Price" means the average of the closing prices of a share of Summit Stock on the NYSE-Composite Transactions List (as reported in the Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Collective and Summit) for the 30 consecutive full trading days, ending on the Determination Date, on which one share of Summit Stock is traded.

                  (ii) "Determination Date" means the date on which the Required Consent of the Federal Reserve Board shall have been received.

                  (iii) "Index Group" means the 20 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. If any company belonging to the Index Group or Summit declares or effects a stock dividend, reclassificatin, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Summit shall be appropriately adjusted for the purposes of applying this Section 9.02(d). The 20 bank holding companies and the weights attributed to them are as follows:

         Bank Holding Companies                                       Weighting
         ----------------------                                       ---------
         Signet   Banking Corporation                                   2.88%
         Crestar Financial Corporation                                  5.22%
         Central Fidelity Banks, Inc.                                   2.85%
         Southern National Corporation                                  5.24%
         Marshall & Ilsley Corporation                                  4.24%
         Firstar  Corporation                                           7.18%
         Comerica Incorporated                                          5.14%
         Huntington Bancshares, Inc.                                    6.83%
         First Of America Bank Corporation                              2.86%
         Corestates Financial Corp.                                    10.17%
         First Bank System, Inc.                                        6.46%
         National City Corporation                                     10.69%
         SouthTrust Corporation                                         4.60%
         Mellon Bank Corporation                                        6.28%
         Old Kent Financial Corporation                                 2.15%
         BankBoston Corporation                                         7.34%
         Keystone Financial, Inc.                                       1.82%
         Wilmington Trust Corporation                                   1.62%
         Star Banc Corporation                                          4.16%
         Mercantile Bankshares Corporation                              2.27%
                                                                        -----
                  TOTAL                                               100.00%

                  (iv) "Index Price" means, on a given date, the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                  (v)    "Starting Date" means February 28, 1997.

          (e) Upon a termination of this Agreement pursuant to this Section 9.02 hereof:

         (1) the obligations of the parties under this Agreement (except for those under this Section 9.02 and Sections 4.13 and 5.08) shall terminate and be of no further force or effect and each party shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and

         (2) no party shall be liable to any other party for any costs or expenses paid or incurred in connection herewith by such other party, except that expenses incurred in connection with printing the Proxy-Prospectus and the Registration Statement, and the filing fees of regulatory authorities or self-regulatory organizations, shall be borne equally by Summit and Collective; provided, however, that: (A) if Collective terminates this Agreement pursuant to
Section 9.02(a)(ii) or Section 9.02(b), Summit shall reimburse Collective for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees; and (B) if Summit terminates this Agreement pursuant to Section 9.02(a)(ii), Section 9.02(b) or Section 9.02(d), Collective shall reimburse Summit for its out-of-pocket expenses reasonably incurred in connection with this Agreement, including counsel fees and the printing and filing fees referred to above, but excluding any brokers', finders' or investment bankers' fees.

         (f) Notwithstanding any termination of this Agreement, (i) Collective shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Collective and (ii) Summit shall indemnify and hold Collective harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit.

         (g) Except as provided otherwise herein in the event of a termination of this Agreement, Collective and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that Summit shall pay all printing expenses and filing fees associated with the Registration Statement, the Proxy-Prospectus and regulatory applications.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby.

         Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.03. Entire Agreement; Amendments. This Agreement, the Collective Schedules, the Summit Schedules and the Exhibits hereto and the Option Agreement to be entered into by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 hereof by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meeting described in
Section 7.09 hereof, no such amendment or modification shall reduce the amount of, or change the forms of consideration to be received by the shareholders of Collective contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Collective.

         Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

         Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

         Summit:                       Summit Bancorp.
                                       Attn: John G. Collins
                                       301 Carnegie Center
                                       P.O. Box 2066
                                       Princeton, NJ   08543-2066
                                       Telephone No.:  609-987-3422
                                       Facsimile No.:  609-987-3435


         With a copy to:               Richard F. Ober, Jr., Esq.
                                       Summit Bancorp.
                                       301 Carnegie Center
                                       P.O. Box 2066
                                       Princeton, NJ 08543-2066
                                       Telephone No.:  609-987-3430
                                       Facsimile No.:  609-987-3435

         Collective:                   Collective Bancorp, Inc.
                                       716 West White Horse Pike
                                       Cologne, New Jersey 08213
                                       Attention: Thomas H. Hamilton
                                       Telephone No.:  609-625-1110 (x5002)
                                       Facsimile No.: 609-965-4381

         With a copy to:               Scott T. Page, Esq.
                                       Collective Bancorp, Inc.
                                       716 West White Horse Pike
                                       Cologne, New Jersey 08213
                                       Telephone No.:  609-965-5151
                                       Facsimile No.:  609-965-4381

         With a copy to:               George W. Murphy, Jr., Esq.
                                       Muldoon, Murphy & Faucette
                                       5101 Wisconsin Avenue, N.W.
                                       Washington, DC  20016
                                       Telephone No.:  202-362-0840
                                       Facsimile No.:  202-966-9409

or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

         A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

         Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

         Section  10.07.   Counterparts.   This  Agreement  is  being  executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Collective, subject to the provisions of Section 10.03 hereof:
(i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers as of the date first above written.

                                   SUMMIT BANCORP.



                                By: /s/ John G. Collins
                                   John G. Collins
                                   Vice Chairman


                                   COLLECTIVE BANCORP, INC.



                                By: /s/ Thomas H. Hamilton
                                   Thomas H. Hamilton
                                   Chairman and Chief Executive Officer

                                                                       Exhibit A

          An executed copy of Exhibit A is filed herewith as Exhibit 10 (b) to this Schedule 13D.

                                                                      Exhibit B

                           POST-SIGNING DOCUMENT LIST

                                  INSTRUCTIONS


1.   Copies of documents rather than originals should be delivered.

2. The requested information and documents should be provided by Collective (Collective) and by all subsidiaries of Collective unless an item refers by name to a specific entity, in which case the information and documents may be furnished solely by the named entity. References to "the Corporation" means Collective and each of its subsidiaries.

3. The information and documents should be provided separately by each entity. Please do not mix information or documents from one entity with that of another. Please clearly segregate materials when delivering them to Summit.

4. Please mark each item of information and each document furnished pursuant to this List in the upper right corner with the letter and number of the item in this List to which it corresponds.

5. Send all information and documentation requested herein to the attention of Dennis A. Williams, Senior Vice President and Group Counsel, Summit Bancorp., 301 Carnegie Center, Princeton, New Jersey 08543.

6. To the extent you believe an item of information or document was furnished pursuant to a Collective Schedule under the Agreement and Plan of Merger between Collective and Summit, please indicate all such items of information and documents on a list, cross- referencing the item from this List to the appropriate Collective Schedule.

                           POST-SIGNING DOCUMENT LIST
A. LEGAL

          1.        Original   Certificate  or  Articles  of   Incorporation  or
                    Articles  of  Association,  as  appropriate,   certified  by
                    Secretary.
          2.        All Amendments to  Certificate or Articles of  Incorporation
                    or Articles of  Association,  as  appropriate,  certified by
                    Secretary.
          3.        Current By-Laws and any Amendments certified by Secretary.
          4.        Copies of Annual Reports to Shareholders (6 years).
*         5.        Original Minute Books containing all minutes of Shareholder,
                    Director and Committee meetings.
*         6.        Original Stock Certificate Records.
          7.        (Reserved)
          8.        List  of  any  outstanding  options,   warrants,   presently
                    exercisable rights,  buyout arrangements,  voting trusts, or liens  affecting  the  Corporation's  stock,  with copies of
                    pertinent    documentation   and   details   of   any   such
                    arrangements.
          9.        Documentation of all long-term (over one year)  indebtedness or credit lines of the Corporation  including guarantees and other contingent liabilities in excess of $50,000.
          10.       List of all officers, directors, and holder of 1% or more of stock of the Corporation showing:
                         a) Full name.
                         b) Titles.
                         c) Number of Shares of Stock held.
*         11.       List of all shareholders with addresses and holdings.
          12.       Address and description of each office and whether  building is owned or leased.
          13.       As to any land and  buildings  owned,  provide  most  recent available  accounting or tax schedules reflecting any of the following:  the original cost, date of  acquisition,  age of
                    building,   depreciation  rates  used  and  allowed  by  the
                    Internal Revenue  Service,  depreciation  reserve,  net book value, and property and other taxes currently being paid for each building.  To the extent available,  provide copies of:
                    title papers,  title insurance  policies,  abstracts,  title opinions, appraisals, surveys and all agreements relating to or affecting the real property. List mortgages,  and, to the extent available, encumbrances and liens of all kinds.
          14.       List of real estate acquired as salvage on uncollected loans and "other real estate  owned" - address and date  acquired, loan value, most recent appraised value.
          15.       List all  facilities  financed  with  tax-exempt  financing.
                    Specify  whether  the  facility  is owned or leased  and, if leased, the percentage of space in the facility under lease.
                    Please provide all documentation  relating to the tax-exempt
                    financing  and  all  documents   relating  to  the  facility
                    currently in force or in effect.
          16.       Leases for current premises,  whether as tenant or landlord, and any prior premises for which the Corporation retains liabilities. List of any directors or officers with whom the Corporation has a lease.

*      Not to be delivered; to be made available for examination on site.

          17. Leases for all leased equipment with annual rentals over $50,000, including, but not limited to:
                    a) Alarm system
                    b) Telephone system
                    c) Computers
                    d) Office equipment
          18. All maintenance contracts with annual costs exceeding $50,000, including but not limited to:
                    a) Equipment
                    b) Cleaning
          19. All contracts with advertising agencies and contracts or commitments for media involving payments in excess of $50,000 per year or for more than 1 year.
          20. All agreements, registrations or other filings relating to trademarks, trade names, copyrights, licenses, patents or other proprietary rights, including books or articles authorized by officers and other employees.
          21. Agreements for the purchase of materials or supplies involving payments in excess of $50,000 per year or for more than one year.
          22. Agreements for the performance of services involving payments in excess of $50,000 per year or for more than one year related to the business, including but not limited to:
                    a) Messenger Service
                    b) Mortgage Servicing
                    c) Data Processing
                    d) BankCard Servicing
                    e) Automated Teller Machines Networks
                    f) Insurance, annuities, mutual fund or securities sales
                         or brokerage
                    g) Credit Life & A & H
          23. All contracts or commitments for capital expenditures involving payments in excess of $50,000.
          24. All contracts or options to purchase or sell any real or personal property.
          25. All contracts, agreements, consultant arrangements, retainers, or written or oral commitments (other than those relating to normal customer transactions) currently in effect not listed above in Insurance or Personnel Lists, including but not limited to lawyers, accountants, actuaries, insurance agents or brokers involving payments in excess of $50,000 per year or for more than one year.
          26. List of all lawsuits, claims, proceedings or arbitrations involving customers, federal or state government agencies, departments or bureaus, insurance carries or others affecting the Corporation or its officers and employees, whether current or past but not yet conclusively terminated or barred by the statue of limitations, whether as plaintiff, defendant or third party, providing:
                    a) a full statement of the issues involved,
                    b) nature of the litigation,
                    c) amount involved or maximum total liability or recovery
                         involved,
                    d) court or other body where matter is to be heard, docket number and date of last filing,
                    e) last available reply to accountants or opinion of
                         counsel as to the probable outcome of such litigation,

                    f) availability of insurance coverage, if any.

     NOTE: The following may be excluded:

     (i) Actions by the Corporation to collect loans made in the ordinary course of business where the principal amount is less than $50,000 and there are no counterclaims.
     (ii)  Actions against the Corporation
           (A) for personal injuries where there is adequate insurance coverage and the claim is less than $50,000. Provide a list reflecting the aggregate exposure for deductibles under insurance policies for claims of $50,000 or less. (B) for losses due to alleged check processing errors (forged signatures, stop payment missed, etc.) where the alleged loss is less than $2,500 per claimant.

          27. All filings with Comptroller of the Currency, Federal Reserve Board, Federal Financial Institutions Examination Counsel, FDIC, Office of Thrift Supervision, and all other regulatory agencies (including but not limited to Forms FFIEC-003 and FFIEC-004, F-2, F-3, F-4 and F-20, FDIC insurance premium reports, and Call Reports with all supplements, for all interim and full-year periods from 1/l/93 to date).
          28. All written policies and procedures governing operation of business including loan policies.
          29. All pricing schedules made available to customers for service charges, etc. in effect for last two years.
          30.       All advertising materials used in the last two years.
          31. All forms and written materials used in customer transactions in effect now and during last two years.
          32.       All standard purchasing forms.
          33.       All agreements with competitors.
          34. List of all relationships between (i) Collective and (ii) Summit and its officers, directors and affiliates, including without limitation:
                    a) Loans; and
                    b) Purchases or sales of products or services (except
                         from public utility companies).
          35. Director and officer Questionnaires for directors and executive officers for last 2 years.
          36.       Customer complaint files.
          37. Any covenants not to compete affecting officers or employees of Collective.
          38. Copy of CRA statements and all comments and responses thereto for 2 years.
          39. Copy of Home Mortgage Disclosure Statements (Regulation C) for 2 years.
          40. All filings by the Corporation with the SEC for the period specified below, including but not limited to:
                           Registration Statements - 6 years
                           Proxy Statements - 6 years
                           Statements under Section 16(a) of the Securities Exchange Act of 1934 - 1 year Reports on Forms 10-K, 10-Q and 8-K - 3 years

                           SEC Forms 13G, 13D and MSD - 3 years Other - 3 years
           including all Exhibits and Amendments to the foregoing.
          41. List of any unregistered sales of securities (including private placements) in the last 6 years and applicable exemptions and opinions of counsel.
          42. All applications to and filings with the NASD in the last 3 years, other than those supplied in response to item A.40.

B.   PERSONNEL

1.   Corporation's Table of organization.
*2.  List of all officers and directors of the Corporation, showing:
         a)  Full name.
         b)  Titles.
         c)  Date of birth.
         d) Current salary, bonus and other compensation, and method of calculation and payment.
         e)  Salary, bonus and other compensation for 1995, 1996 and to date.
         f)  Date of first employment and any gaps in service.
3.  All employment contracts.
4. All pension and retirement plans and IRS rulings and opinions of counsel thereon.
5.  All bonus plans.
6.  All deferred compensation plans.
7.  All profit-sharing plans and IRS rulings and opinions of counsel thereon.
8.  All stock option plans.
9.  All dividend reinvestment plans and stock purchase plans.
10. All annuity plans.
11. All stock award plans.
12. All actuarial and trustees reports for pension, profit-sharing and other benefit plans for 3 years.
13. List of all employee benefits in force, with copies of all relevant documentation, including trust agreements, summary plan descriptions benefits or policy manuals, insurance policies, etc., and a schedule or agents or brokers, expiration date, premiums paid and claims made during the last three years, including but not limited to:
         a) Pension, bonus, profit-sharing, stock option, stock purchase and annuity plans.
         b) Medical plans i.e., Blue Cross-Blue Shield, Major Medical,
               Health Maintenance organizations, commercial health insurance policies.
         c) Dental plans.
         d) Vacation policy.
         e) Education reimbursement policy.
         f) Short-term disability.
         g) Long-term disability.
         h) Sick day policy.
         i) Emergency leave policy.
         j) Grievance policy.
         k) Employee discount policy.
         1) Life insurance.
         m) Business travel accident insurance.
         n) Personal accidental death and disability insurance.
         o) Salary continuation program.
         p) Retirement policy.
*14. List of unemployment compensation claims and results for 3 prior years and current year.

15. All hiring procedures and policies, including methods of solicitation of applicants, media or agencies used, nepotism policy, etc.
16. Information regarding who prepares payroll and all contracts regarding payroll preparation.
17. Informal pension, consulting, or benefits continuance arrangements with retired employees.

*   Not to be delivered; to be made available for examination on site.

C.  INSURANCE

1. Liability insurance policies for current and 3 prior years, including but not limited to:
    a) Comprehensive General Liability.
    b) Tenants Liability.
    c) Auto Liability.
    d) Umbrella Liability.
    e) Worker's Compensation.
2. List of paid and open claims in excess of $2,500 for current and 6 prior years, indicating:
    a) Type of claim and whether open or closed.
    b) Amount of loss or claim.
    c) Date of occurrence.
    d) Description of occurrence.
3.  List of self-insured or non-insured risks.
4.  Any written safety programs.
*5. Copies of latest loss prevention inspection reports on all liability and worker's compensation exposures.
6. Copies of O.S.H.A. Summary Accident reports for 3 prior years, along with citations, fines assessed and cost of compliance.
7. Complete copies of all property insurance policies for current and 3 prior years including:
   a)Fire and Extended Coverage.
   b) Boiler and Machinery.
   c) All Risk coverage including flood/earthquake.
   d) Mortgage.
   e) Trust.
   f) Aircraft.
8. List of all paid and outstanding claims for current and 5 prior years per policy.
   a) Type
   b) Amount of Loss.
   c) Date of Occurrence.
   d) Description.
9.  Copies of latest fire/loss prevention inspection reports.
10. Other insurance policies for current and 3 prior years.
   a) Bond (with loss history for 6 prior years included).
   b) Directors and Officers.
   c) Professional liability with applications and claims.
   d) Mail policies.
   e) Lost Instrument Bonds.
   f) ERISA Liability.
   g) Workers Compensation.

*  Not to be delivered; to be made available for examination on site.

D.   ACCOUNTING AND TAX

1. Access to 1995, 1996 and 1997 general ledger.
2. Federal tax returns of Corporation for 4 years.
3. State sales, use, income and personal property tax returns for 4 years.
4. Certified balance sheets and income statements of Collective for 4 prior years, and most recent period available, including accountant's reports and management letters.
*5. All audit reports of IRS in last 4 years.
6. All audit reports of state taxing authorities in last 4 years.
7. List setting forth status of all open tax returns, noting status of each years return, i.e., whether liability settled, not yet determined or in controversy. Status of all claims for refund.
8. List of all bank accounts in other banks with:
   a) copy of most recent statement and reconciliation to general ledger.
   b) copy of bank account resolution.
   c) copy of current signature cards.
9. List of all loans to Corporation officers, directors, employees, and members of their families currently outstanding or made during the Past three years, including cash advances or payments or personal expenses not reimbursed within 30 days in excess of $1,000, including the following information:
    a) Loan date.
    b) Amount.
    c) Term.
    d) Interest rate.
    e) Highest outstanding balance.
    f) Current balance.
    g) Has the loan been in default and is it currently in default? If yes, details.
*10. Verification of current payment of all estimated tax for Collective, withholding and FICA for employees.
11. List all commissions or other payments made to obtain business.
12. List of all contingent liabilities and assets, whether recorded or unrecorded in excess of $50,000.
13. Internal and external audit reports for 3 years, including management letters.
14. Schedule showing date and amount of each dividend paid since 1/l/93.
15. List of loan commitments greater than $50,000.
16. List of bank obligations other than deposits and deposit liabilities greater than $50,000.
17. List of transactions over past 2 years greater than $5,000 with officers, directors and employees.
18. List of depositors with accounts over $100,000.


*   Not to be delivered; to be made available for examination on site.

                                                                      EXHIBIT C

                                    Name of Affiliate:____________________

Summit Bancorp.
301 Carnegie Center
P.O. Box 2066
Princeton, New Jersey 08543

Gentlemen:

         This letter agreement is being entered into pursuant to the terms of the Agreement and Plan of Merger, dated February , 1997 (the "Merger Agreement"), between Summit Bancorp. ("Summit") and Collective Bancorp, Inc. ("Collective"), which provides, among other things, for the merger of Collective with and into Summit (the "Merger") and the conversion at the Exchange Ratio provided for in the Merger Agreement of shares of the common stock, par value $.01 per share, of Collective ("Collective Common Stock") outstanding at the Effective Time (as defined in the Merger Agreement) held in the aggregate by each Collective Shareholder into whole shares of the Common Stock, par value $1.20 per share, of Summit (the "Summit Common Stock") and cash in lieu of a fractional share of Summit Common Stock.

         Shares of Collective Common Stock owned solely, jointly or in a custodial capacity by me, by a relative sharing the same household as me, or by an entity I control, whether such shares are owned directly (of record) or indirectly (through a bank, broker or other nominee), and any other shares of Collective Common Stock over which I or such other persons or entities hold investment or voting powers, either alone or with others, are referred to collectively herein as the "Collective Shares". Shares of Summit Common Stock to be received in exchange for the Collective Shares or in a custodial capacity are referred to collectively herein as the "Summit Shares".

         I have been advised that, in the opinion of counsel, I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of Collective, an "affiliate" of Collective as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") and that the Merger Agreement requires that persons so characterized make the representations, warranties and covenants set forth below.

         Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to them in the Merger Agreement.

         I represent, warrant and covenant that:

         A. I will not make or permit any sale, transfer or other disposition of the Summit Shares, or make or permit any offer to sell, transfer or otherwise dispose of the Summit Shares, in violation of the Act or the Rules and Regulations.

         B. I have been advised that the issuance of the Summit Shares pursuant to the Merger has been registered with the SEC under the Act under a registration statement. However, I have also been advised that a distribution of the Summit Shares has not been registered under the Act and that, because I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of Collective, an "affiliate" of Collective, I may not make or permit any sale, transfer or other disposition of any of the Summit Shares issued pursuant to the Merger, or make or permit any offer to sell, transfer or otherwise dispose of any of such Summit Shares unless and until (i) an offer and sale of such Summit Shares has been registered under the Act, (ii) such disposition of such Summit Shares is made in conformity with Rule 145 under the Act, or (iii) an exemption from registration, in the opinion of counsel acceptable to Summit, is available with respect to such disposition of such Summit Shares.

         C. I understand that Summit is under no obligation to register the sale, transfer or other disposition of the Summit Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

         D. I understand that stop transfer instructions may be given to Summit's transfer agent with respect to the Summit Shares and that there may be placed on the certificates for such Summit Shares, or any substitutions therefor, a legend stating in substance:

     The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may not be sold, transferred, or otherwise disposed of unless pursuant to (i) an effective registration statement under the Securities Act of 1933, (ii) Rule 145 or (iii) an exemption from registration under the said Act which is available in the opinion of counsel acceptable to Summit Bancorp.

The legend set forth above and any similar legend placed on any share certificate issued upon the transfer of any of the Summit Shares will be removed by delivery of substitute certificates without such legend if the undersigned, or any person who acquired, directly or indirectly, such Summit Shares, shall have delivered to Summit a copy of a letter from the staff of the SEC, or an opinion of counsel acceptable to Summit, to the effect that the restrictions on sale, transfer or other disposition referred to in this letter are no longer necessary under the Act or otherwise in order to effect such sale, transfer or other disposition pursuant to law.

        E. Summit agrees, by accepting this letter, (a) that for a period of three years after the Effective Time (or such shorter period as may be permitted by amendments to Rule 145) and thereafter until three months after I have ceased to be an affiliate of Summit and so long as Summit has equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, Summit will make available with respect to itself "adequate current public information" as defined in paragraph (c) of Rule 144 of the Rules and Regulations under the Act.

        I have carefully read this letter and, to the extent I felt necessary, discussed with my counsel the requirements of this letter and its impact upon the ability to dispose of the Summit Shares.


Accepted this ____ day of _________, 199__      Very truly yours,
by Summit Bancorp.

By:                                             Signature
Name:
Title:                                          Printed Name
                                                Dated as of _____, 199__
                                                Address for any Objection sent
                                                pursuant to Paragraph E:

                                                                      EXHIBIT D

                      FORM OF OPINION OF COLLECTIVE COUNSEL
                            PURSUANT TO SECTION 7.05

Summit Bancorp.
301 Carnegie Center
Princeton, New Jersey 08543-2066

Gentlemen:

This opinion is rendered to you pursuant to Section 7.05 of the Agreement and Plan of Merger, dated ______, 1997 (the "Merger Agreement"), between Collective ("Collective" or the "Company") and Summit Bancorp. ("Summit"), which Merger Agreement provides, among other things, for the merger (the "Merger") of Collective with and into Summit and the issuance, in accordance with the Exchange Ratio provided for in the Merger Agreement, of whole shares of the Common Stock, par value $1.20 per share, of Summit (the "Summit Common Stock") and cash in lieu of fractional shares of Summit Common Stock in exchange for outstanding shares of the Common Stock, $.01 par value, of Collective (the "Collective Common Stock"). In consideration of the Merger Agreement, Collective and Summit entered into a Stock Option Agreement dated _____, 1997 pursuant to which, among other things, Collective granted Summit a stock option with respect to shares of Collective Common Stock (the "Option Agreement").

Capitalized terms used but not defined herein shall have the same meanings herein as ascribed to them in the Merger Agreement.

We have acted as counsel to the Company in connection with the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the preparation of the registration statement, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 of Summit (No. 333-_______), and the proxy statement of Collective included in the Registration Statement (the "Collective Proxy Statement").

In so acting, we have made inquiries of certain of the officers and representatives of the Company and its subsidiaries with respect to various matters contained in the Merger Agreement, the Option Agreement and the Registration Statement, and have examined and relied upon originals or copies certified or otherwise identified to our satisfaction of the Merger Agreement, the Option Agreement and such corporate records, agreements, documents and other instruments, and such certificates or the comparable documents of public officials and of such directors, officers and representatives of the Company and its subsidiaries as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed, without independent verification, the genuineness and authenticity of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all natural persons and the conformity to original documents of documents submitted to us as certified or facsimile or photostatic copies and the authenticity of the originals of facsimile or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement. We have also assumed, without independent verification, the due authorization, execution, and delivery (other than the due authorization, execution and delivery by the Company) of all documents, the due authorization, execution and delivery of which are prerequisites to the effectiveness of such documents, and that such documents constitute legal, valid and binding obligations of the parties thereto (other than the Company).

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

2. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified cannot be cured and such failure would have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole.

3. The Company is registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended.

4. The authorized capital stock of Collective consists of 37,000,000 shares of Common Stock, each of $.01 par value, and 2,500,000 shares of Preferred Stock, $.01 par value, and as of the date of the Merger Agreement _______ shares of Collective Common Stock and no shares of Collective Preferred Stock were issued and outstanding, shares of Collective Common Stock were held in the treasury of Collective ________ and shares of Collective Common Stock were reserved for issuance in connection with the Collective Stock Plans. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, and non-assessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights. Since the date of the Merger Agreement, no Equity Securities of Collective have been issued except for the stock option granted to Summit in the Option Agreement and the Collective Common Stock reserved for issuance as of such date which may have been issued in connection with the Collective Stock Plans. Except as set forth above in this paragraph 4 and except for the Option Agreement, director and employee stock options outstanding under the Collective Stock Plans and Collective Common Stock issuable in connection with the Collective Stock Plans, there are no other Equity Securities of Collective outstanding, in existence, the subject of an agreement or reserved for issuance.

5. Collective Bank ("Bank") has been duly incorporated and is validly existing as a Federal savings and loan association in good standing under the Federal laws of the United States and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, as described in the Registration Statement. Each other subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

6.  Bank is an insured bank under the Federal Deposit Insurance Act, as amended.

7. All the outstanding capital stock of Bank and each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable, with no personal liability attached to the ownership thereof, has not been issued in violation of any preemptive rights, is owned by the Company. As of the date hereof, no options covering capital stock of any subsidiary of the Company, warrants to purchase or contracts to issue capital stock of any subsidiary of the Company, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from the Company or any subsidiary of the Company or obligating any of them to issue any capital stock, or securities convertible into or exchangeable for any shares of capital stock thereof, are outstanding, in existence, or the subject of an agreement. The Company owns the capital stock of Bank and each subsidiary of the Company free and clear of any perfected security interest and, to the extent of our knowledge and information, any other security interest, lien, claim, limitation on voting rights, option, or other encumbrance.

8. To the extent of our knowledge and information, there are no outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem, or otherwise acquire any outstanding shares of capital stock or other ownership interests of any subsidiary of the Company or to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise), in any subsidiary or any other entity.

9. The Company has the corporate power and authority to enter into the Merger Agreement and the Option Agreement and to carry out the transactions contemplated thereby; the Merger Agreement and the Option Agreement have been validly authorized, executed and delivered by the Company; the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the Option Agreement have each been duly authorized by all necessary corporate action on the part of the Company and its shareholders and (assuming the due authorization, execution and delivery thereof by Summit) the Merger Agreement and the Option Agreement each constitute a valid and binding agreement of the Company.

10. The execution and delivery of the Merger Agreement and the Option Agreements and the performance thereof by the Company and the consummation of the Merger did not and will not violate, fail to comply with, conflict with, give rise to rights under, result in the breach of, or constitute a default under, give rise to a claim or right of termination, cancellation, revocation of or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the rights, permits licenses, assets or properties material to the Company and its subsidiaries taken as a whole, or any of its subsidiaries, or upon any of the capital stock of the Company or any of its subsidiaries, or constitute an event that could, with the lapse of time, action or inaction by the Company or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of: (a) the Certificate of Incorporation or By-laws of the Company, (b) any federal law of the United States of America or any law of the State of New Jersey or Delaware,
(c) any rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority, (d) to the extent of our knowledge and information, any judgment, order, writ, award, injunction or decree of any court or governmental authority issued in any proceeding to which the Company or any of its subsidiaries is or was a party or by which the Company or any of its subsidiaries or any of their assets or properties are bound or committed, or (e) to the extent of our knowledge and information, any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of their assets or properties are bound or committed, other than any such violations, conflicts, breaches, defaults or accelerations the consequences of which do not or will not, in the aggregate, have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries, taken as a whole, or enable any person to enjoin the transactions contemplated by the Merger Agreement. No consent, approval, waiver, license or authorization or other action by or filing with any federal or New Jersey or Delaware governmental authority is required in connection with the execution and delivery by the Company of the Merger Agreement or Option Agreement or the consummation by the Company of the transactions contemplated thereby, including the Merger, except for (i) the filing of an appropriate Certificate of Merger as provided in the Merger Agreement, (ii) such filings and other actions as may be required by federal or state securities laws and the rules and regulations thereunder, and (iii) those already obtained.

11. To the extent of our knowledge and information, there is no litigation, proceeding or governmental investigation pending or overtly threatened against the Company that relates to any of the transactions contemplated by the Merger Agreement or is material to the financial condition of Collective and its subsidiaries, taken as a whole.

12. To the extent of our knowledge and information, there are no persons who may be deemed to be affiliates of the Company for purposes of Rule 145 under the Securities Act who may receive shares of Summit Common Stock in the Merger and who are not named in the opinion from us delivered by the Company to Summit pursuant to Section 4.11 of the Merger Agreement.

13. The Collective Proxy Statement (except for the financial statements and the notes thereto, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Collective Proxy Statement, as to which we express no opinion), but only insofar as the Company and its business, the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Option

Agreements are described in the Collective Proxy Statement, complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and the documents incorporated by reference in the Registration Statement pursuant to Part I.C. of Form S-4 under the Securities Act (except for the financial statements and the notes thereto and the financial statement schedules and other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference, as to which we express no opinion) when filed with the Securities and Exchange Commission complied as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

  We have participated in conferences with officers and other representatives of the Company and Summit, representatives of the independent public accountants for the Company and Summit and counsel for Summit, at which conferences the contents of the Registration Statement and the Collective Proxy Statement and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Collective Proxy Statement, no facts have come to our attention that lead us to believe that the Registration Statement, on the effective date thereof, insofar as the Company and its business, the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Option Agreement are described therein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading or that the Collective Proxy Statement, on the date thereof or on the date hereof, insofar as the Company and its business, the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Option Agreement are described therein, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement or the Collective Proxy Statement).

  Please be advised that, where any statement is stated herein as being "to the extent of our knowledge and information," we have not independently verified the accuracy of such statement but intend to advise you that in the course of our representation as counsel to the Company and, in particular, our participation in the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreement and in the preparation of the Registration Statement and the Collective Proxy Statement, nothing has come to our attention that leads us to believe, and we do not believe, that the matter is other than as stated therein. In addition, please be advised that our opinion with respect to the valid and binding nature of the Merger Agreement and the Option Agreement is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws presently or hereafter in effect affecting the enforcement of creditors' rights and remedies generally, the discretion of a court in ordering specific performance or other equitable remedies, and to general principles of equity (regardless of whether questioned in a proceeding at law or in equity).

The opinions herein are limited to the Federal laws of the United States and the laws of the State of New Jersey and Delaware and we express no opinion as to the effect on any matter covered by this opinion of the laws of any other jurisdiction.

This opinion is being furnished to, and is solely for the benefit of, Summit and is not to be quoted, used, circulated, published or disseminated, otherwise referred to in any documents, filed with any governmental agency, entity or person, or relied upon by any agency, entity or person other than Summit, without my prior written consent.

                    Very truly yours,

                                                                      EXHIBIT E

                            OPINION OF SUMMIT COUNSEL
                            PURSUANT TO SECTION 8.05


Collective Bancorp, Inc.
716 West White Horse Pike
Cologne, New Jersey  08213


Gentlemen:

    This opinion is rendered to you pursuant to Section 8.05 of the Agreement and Plan of Merger, dated ________, 1997 (the "Merger Agreement"), between Collective Bancorp, Inc. ("Collective") and Summit Bancorp. ("Summit" or the "Company"), which Merger Agreement provides, among other things, for the merger (the "Merger") of Collective with and into Summit and the issuance, in accordance with the Exchange Ratio provided for in the Merger Agreement, of whole shares of the Common Stock, par value $1.20 per share, of Summit (the "Summit Common Stock") and cash lieu of fractional shares of Summit Common Stock in exchange for outstanding shares of the Common Stock, $.01 par value, of Collective (the "Collective Common Stock"). In consideration of the Merger Agreement, Collective and Summit entered into a Stock Option Agreement dated ___________, 1997 pursuant to which, among other things, Collective granted Summit a stock option with respect to shares of Collective Common Stock (the "Option Agreement").

    Capitalized terms used but not defined herein shall have the same meanings herein as ascribed to them in the Merger Agreement. As used herein, it is intended that "material" be determined with reference to Summit and its subsidiaries considered as one enterprise.

    I am Executive Vice President, General Counsel and Secretary of the Company and have served as counsel to the Company and connection with the preparation, authorization, execution and delivery of the Merger Agreement, the Option
Agreement and the consummation of the transactions contemplated thereby, including the preparation of the registration statement, as amended, under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 of Summit (No. 333-_____), and the prospectus of Summit included therein (the registration statement, together with the prospectus of Summit included therein, is referred to as the "Registration Statement").

    In so acting, I have made inquiries of certain of the officers and representatives of the Company and its subsidiaries with respect to various matters contained in the Merger Agreement, the Option Agreement and the Registration Statement, and have examined and relied upon originals or copies certified or otherwise identified to my satisfaction of the Merger Agreement, the Option Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of the public officials and of such directors, officers and representatives of the Company and its subsidiaries as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

    In such examination I have assumed, without independent verification, the genuineness and authenticity of all signatures, the authenticity of all documents submitted to me as originals, the legal capacity of all natural persons and the conformity to original documents of documents submitted to me as certified or facsimile or photostatic copies and the authenticity of the originals of facsimile or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement. I have also assumed, without independent verification, the due authorization, execution and delivery (other than due authorization, execution and delivery by the Company) of all documents, the due authorization, execution and delivery of which are prerequisites to the effectiveness of such documents, and that such documents constitute legal, valid and binding obligations of the parties thereto (other than the Company).

 Based on the foregoing and subject to the qualifications stated herein, I am of the opinion that:

         1. Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

         2. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified cannot be cured and such failure would have a material adverse effect on the Company and its subsidiaries taken as a whole.

         3. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

         4. The authorized capital stock of the Company consists of 4,000,000 shares of Preferred Stock, without par value, and 130,000,000 shares of Common Stock, par value $1.20 per share, and, as of January 31, 1997 XX,XXX,XXX shares of Summit Common Stock were issued and outstanding and 1,000,000 shares of Series R Preferred Stock were reserved for issuance pursuant to Summit's Shareholder Rights Plan. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, and non-assessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights.

         5. Each of the bank subsidiaries of Summit has been duly incorporated and is validly existing as a bank in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, as described in the Registration Statement.

         6. Each of the bank subsidiaries of Summit is an insured bank under the Federal Deposit Insurance Act, as amended.

         7. All the issued and outstanding capital stock of each of the bank subsidiaries of Summit has been duly and validly issued and is fully paid and nonassessable and, to the extent of my knowledge and information, the Company owns, directly or indirectly, all such capital stock, and other Equity Securities

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of each of Summit's bank subsidiaries. Such stock is owned free and clear of any perfected security interest and, to the extent of my knowledge and information, any other security interest.

         8. The Company has the corporate power and authority to enter into the Merger Agreement and the Option Agreement and to carry out the transactions contemplated thereby; the Merger Agreement and the Option Agreement have been validly authorized, executed and delivered by the Company; the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the Option Agreement have each been duly authorized by all necessary corporate action on the part of the Company and (assuming the due authorization, execution and delivery thereof by Collective) the Merger Agreement and the Option Agreement each constitute the valid and binding agreement of the Company.

         9. The execution and delivery of the Merger Agreement and the Option Agreement and the performance thereof by the Company and the consummation of the Merger did not and will not violate, fail to comply with, conflict with, give rise to rights under, result in the breach of, or constitute a default under, give rise to a claim or right of termination, cancellation, revocation of or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to the Company and its subsidiaries, taken as a whole, or upon any of the capital stock of the Company or constitute an event that could, with the lapse of time, action or inaction by the Company or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of: (a) the Restated Certificate of Incorporation, By-Laws or Shareholder Rights Plan of the Company
(b) any federal  law of the United  States of America or any law of the State of
New Jersey or the Commonwealth of Pennsylvania, (c) any rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority, (d) to the extent of my knowledge and information, any judgment, order, writ, award, injunction or decree of any court or governmental authority issued in any proceeding to which the Company is a party or by which the Company or any of their assets or properties are bound or committed, or (e) to the extent of my knowledge and information, any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument to which the Company is a party or by which either of them or any of their assets or properties are bound or committed, other than any such violations, conflicts, breaches, defaults or accelerations the consequences of which do not or will not, in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or enable any person to enjoin the transactions contemplated by the Merger Agreement or the Option Agreement. No consent, approval, waiver, license or authorization or other action by or filing with any federal or New Jersey or Pennsylvania governmental authority is required in connection with the execution and delivery by the Company of the Merger Agreement or Option Agreement or the consummation by the Company of the transactions contemplated thereby, including the Merger, except for (i) the filing of an appropriated Certificate of Merger as provided by the Merger Agreement with the New Jersey Secretary of State, and the Secretary of State of the State of Delaware, (ii) such filings and other actions as may be required by federal or state securities laws and the rules and regulations thereunder, and (iii) those already obtained.

         10. The Summit Common Stock to be issued pursuant to the Merger Agreement has been duly authorized for issuance pursuant to the Merger Agreement and, when issued and delivered by the Company pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Summit Common Stock under the Merger Agreement is not subject to any preemptive

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rights under the Company's Restated  Certificate of Incorporation or By-Laws or,
to the extent of my knowledge and information, any agreement by which the Company is bound.

         11. The Registration Statement is effective under the Securities Act and, to the extent of my knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Securities and Exchange Commission.

         12. The Registration Statement (except for the financial statements and the notes thereto, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement, as to which I express no opinion) but only insofar as the Company and its business and the Merger Agreement, the Option Agreement and the transactions contemplated thereby, including the Merger, are described therein, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. The documents filed by Summit with the Securities and Exchange Commission (the "Commission") and incorporated by reference in the Registration Statement pursuant to Part I.B. of Form S-4 under the Securities Act (except for the financial statements and the notes thereto and the financial statement schedules and other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference, as to which I express no opinion) when filed with the Commission complied as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         I or members of my staff have participated in conferences with officers and other representatives of the Company and Collective, representatives of the independent public accountants for the Company and Collective and counsel for Collective, at which conferences the contents of the Registration Statement and related matters were discussed, and, although I have not independently verified and am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts have come to my attention (either directly or indirectly after inquiries directed to members of my staff) that lead me to believe that the Registration Statement, on the effective date thereof contained, or on the date hereof contains, insofar as the Company and its business and the Merger Agreement, the Option Agreement and the transactions contemplated thereby, including the Merger, are described therein, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that I express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included, incorporated by reference or deemed incorporated by reference in the Registration Statement).

       Please be advised that, where any statement is stated herein as being "to the extent of my knowledge and information," I have not independently verified the accuracy of such statement but intend to advise you that in the course of my duties as Executive Vice President, General Counsel and Secretary of the Company and, in particular, my participation in the preparation, authorization, execution and delivery of the Merger Agreement and the Option Agreement and in the preparation (together with members of my staff) of the Registration Statement,nothing has come to my attention (with respect to the Registration Statement, either directly or indirectly after inquiries directed to my staff) that leads me to believe, and I

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


do not believe, that the matter is other than as stated herein. In addition, please be advised that my opinion with respect to the valid and binding nature of the Merger Agreement and the Option Agreement is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws presently or hereafter in effect affecting the enforcement of creditors' rights and remedies generally, the discretion of a court in ordering specific performance or other equitable remedies, and to general principles of equity (regardless of whether questioned in a proceeding at law or in equity).

       The opinions herein are limited to the federal laws of the United States and the laws of the State of New Jersey and the Commonwealth of Pennsylvania, and I express no opinion as to the effect on any matter covered by this opinion of the laws of any other jurisdiction.

       This opinion is not to be quoted or otherwise referred to in any documents or filed with any governmental agency, entity or person or relied upon by any agency, entity or person other than the addressee, without my prior written consent.



                       Very truly yours,





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